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EXHIBIT 10.41

Execution Version

JAZZ PHARMACEUTICALS, INC.

AND

UCB PHARMA LIMITED

AMENDED AND RESTATED XYREM® LICENSE AND DISTRIBUTION

AGREEMENT

AMENDED AND RESTATED XYREM LICENSE AND DISTRIBUTION AGREEMENT

This AMENDED AND RESTATED LICENSE AND DISTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of June 30, 2006 (“Execution Date”), by and between Jazz Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 3180 Porter Drive, Palo Alto, California 94304, USA (together with its Affiliates, “Jazz Pharmaceuticals”), and UCB Pharma Limited, a company organized under the laws of England having its principal place of business at 208 Bath Road, Slough, Berkshire, SL1 3WE (together with its Affiliates, “UCB”).

RECITALS

WHEREAS, Orphan Medical, Inc., a Delaware corporation (“Orphan Medical”) and Celltech Pharmaceuticals, Ltd., a biopharmaceutical company organized under the laws of England (“Celltech”) previously entered into that certain Xyrem License and Distribution Agreement (the “Prior Agreement”) dated October 29, 2003 (“Effective Date”);

WHEREAS, under the Prior Agreement, Orphan Medical granted rights to commercialize the Product in certain territories within the field of narcolepsy and associated conditions;

WHEREAS, pursuant to Section 17.7 of the Prior Agreement, Orphan Medical assigned its rights and obligations under the Prior Agreement to Jazz Pharmaceuticals and all references to “Orphan Medical” in the Prior Agreement therefore have been replaced by “Jazz Pharmaceuticals”;

WHEREAS, pursuant to Section 17.7 of the Prior Agreement, Celltech assigned its rights and obligations under the Prior Agreement to UCB and all references to “Celltech” in the Prior Agreement therefore have been replaced by “UCB”; and

WHEREAS, in accordance with Section 17.4 of the Prior Agreement, Jazz Pharmaceuticals and UCB wish to supersede and replace the Prior Agreement in its entirety with this Agreement to, amongst other things, (i) expand the Territory to include the Additional Countries (as defined below) on the terms and conditions of the Prior Agreement as amended herein and (ii) expand the Licensed Indications to include Fibromyalgia (as defined below) on the terms and conditions of the Prior Agreement as amended herein.

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NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Jazz Pharmaceuticals and UCB agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1 Definitions. In this Agreement:

“Affiliate” shall mean any corporation or non-corporate business entity controlled by, controlling or under common control with, a party to this Agreement. For the purpose of this definition, “control” shall mean the direct or indirect ownership or control of at least fifty percent (50%) of the voting stock of a corporation or a) in the absence of ownership of at least fifty percent (50%) of the voting stock of that corporation, or b) in the case of a non-corporate business entity, if it possesses, directly or indirectly, whether by virtue of an ownership interest of any kind, by contract or otherwise, the power to direct or cause the direction of the management and policies of the corporation or non-corporate business entity or to elect or cause the election of a majority of the board of directors or other governing body of such corporation or non-corporate business entity. Notwithstanding the foregoing, the owners of preferred stock (or common stock issued upon conversion thereof) of Jazz Pharmaceuticals which are financial institutions, venture capital funds and private equity investors (other than a corporate venture fund which is an Affiliate of a publicly-traded pharmaceutical or biotechnology company) shall not be its “Affiliates” for purposes of this Agreement.

“Adverse Event” means the ICH guideline definition as further defined in the agreement entitled, “Agreement regarding the exchange of safety data between UCB S.A. and Jazz Pharmaceuticals, Inc. concerning Xyrem (sodium oxybate)” effective March 22, 2006 by and between the parties (a “Pharmacovigilance Agreement”).

“API” means the active pharmaceutical ingredient sodium oxybate contained in the Product, having ATC code [ * ].

“Claims” shall have the meaning provided in Section 9.1.

“Commercial Forecasts” shall have the meaning provided in Section 7.1.

“Commercially Reasonable Efforts” means those efforts that are commercially reasonable under the prevailing circumstances and which are no less than those that the applicable party would undertake for [ * ] in the Territory for [ * ] with [ * ] and [ * ] (taking into account at all times the relevant [ * ] profile of the same).

“Competitive Product” shall have the meaning provided in Section 2.6.

“Components” means the dosing cups and lids, syringe, tamper resistant seal and PIBA included in the pack issued to customers along with each Product.

“Contract Year” means each twelve (12) month period during the Term of this Agreement starting on 01 January and ending on 31 December.

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“Current Good Manufacturing Practices” or “cGMP” means the regulations set forth in 21 C.F.R. Parts 210 - 211, 820 and 21 C.F.R. Subchapter C (Drugs), Quality System Regulations and the requirements thereunder imposed by the FDA and EU Directive 2003/94/EC and 92/25/EEC or the equivalent regulations and requirements applicable in the Territory.

“DEA” means the United States Drug Enforcement Administration, or any successor thereto, having the administrative authority to regulate the scheduling and distribution of certain drugs in the United States.

“EMEA” means the European Medicines Evaluation Agency or any successor entity which coordinates the scientific review of human pharmaceutical products under the centralized licensing procedure in the European Union.

“FDA” means the United States Food and Drug Administration or any successor entity.

“Fibromyalgia” means the chronic pain syndrome (defined by widespread and longstanding pain sustained for at least three months determined by pain levels in response to the application of pressure in 11 of 18 tenderpoints) and its related symptoms (pain, stiffness, sleep disturbance, fatigue, mood disorders) diagnosed in patients as having fibromyalgia or fibromyalgia syndrome.

“Fibromyalgia Notice” means the written notice provided by UCB to Jazz Pharmaceuticals in accordance with Section 2.1 of this Agreement following receipt of the Final Advice Letter by UCB from Jazz Pharmaceuticals.

“Final Advice Letter” means a written letter provided by the Committee for Human Medicinal Products (“CHMP”) to Jazz Pharmaceuticals (based on and referring to the submission of the Request for CHMP Scientific Advice dated April 25, 2006 for the conduct of registration trials with the Product in Fibromyalgia in Europe) which letter shall contain written recommendations and guidance regarding the use of the Product for Fibromyalgia.

“First Commercial Sale” means the first sale of the Product by or on behalf of UCB to a wholesaler, distributor or end-user in the Territory following Registration of the Product for a particular Licensed Indication(s) in the Territory.

“ICH” means International Conference on Harmonization of technical requirements for registration and manufacturing of pharmaceuticals for human use as may be amended from time to time.

“Indemnification Amounts” shall have the meaning provided in Section 9.1.

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“Indication” means any medical condition or set of symptoms for the treatment of which a medicinal product is or may be prescribed.

“Improvements” means any and all modifications, amendments, improvements, inventions or discoveries (including, without limitation, manufacturing, manufacturing processes and procedures, analytical processes, procedures or methods and analytical results), any route(s) of synthesis, new formulations and/or delivery forms of or with respect to the API and/or Product (other than the current form of the Product as defined herein), including all information and data relating thereto, whether patentable or not, whether originating from Jazz Pharmaceuticals or from UCB, including copyrights, trademarks, patents, patent applications, trade secrets, NDAs and Know How.

“Know How” means data and information regarding toxicology, pharmacology, clinical trials, analytical methodologies, and use of the Product that is necessary or useful for UCB to fulfill its obligations hereunder, all of which is proprietary to Jazz Pharmaceuticals.

“LIBOR-3M” means the quarterly London Interbank Offered Rate.

“Licensed Indications” means (i) Narcolepsy, (ii) Fibromyalgia (only upon receipt of a Fibromyalgia Notice pursuant to Section 2.1 and receipt by Jazz Pharmaceuticals of the milestone payment set forth in Section 4.1(h) below), and (iii) any other Indication(s) for which UCB obtains the right to develop and commercialize the Product pursuant to Section 2.3 hereof. For clarity, if UCB does not deliver the Fibromyalgia Notice to Jazz Pharmaceuticals pursuant to Section 2.1 or fails to pay Jazz Pharmaceuticals the milestone payment set forth in Section 4.1(h) below, Fibromyalgia will not be considered a Licensed Indication for the purposes of this Agreement.

“Licensed Intellectual Property” shall have the meaning provided in Section 2.2.

“Major European Country(ies)” means [ * ].

“Manufacturing Know How” means all data, information and materials relating to the manufacture of the Product that is not included in the Know How.

“Marketing Authorization” means a Regulatory Authority approval necessary to commercially promote and distribute the Product for a Licensed Indication including, where applicable, price and reimbursement approval which must be granted for the Product to be sold in any country. Marketing Authorization as applied to any country does not include the approval of a treatment IND (or any equivalent approval outside of the United States), pre-approval human use trials under a protocol or distribution of a product under an emergency use program, e.g., distribution on a Named Patient Basis.

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“Market Sales Price” means the price for a Product approved by the Regulatory Authority in each country of the Territory, or in countries where pricing is not regulated, the price at which UCB sells that Product.

“Minimum Label Requirement” means the [ * ].

“Named Patient Basis” means any distribution of Product by Jazz Pharmaceuticals or UCB, as its designee, for sale prior to Registration of the Product for any Indication through approval by a Regulatory Authority in the Territory or as otherwise allowed by local law.

“Narcolepsy” means narcolepsy and its associated conditions, including without limitation, cataplexy and excessive daytime sleepiness.

“Narcolepsy Trademarks” means any trademarks for use with the Product in respect of the Narcolepsy Licensed Indication.

“NDA” means a New Drug Application filed by Jazz Pharmaceuticals with the FDA or any equivalent successor application for approval to commercially promote and distribute the Product in the United States.

“Net Sales” means for purposes of calculating the payments payable by UCB to Jazz Pharmaceuticals pursuant to Sections 4.1, 4.2, 4.3 and 4.4 of this Agreement, the gross sales prices received by UCB, its Subdistributors or Sublicensees from sales of the Product, not including Product samples, sold by or for UCB, its Subdistributors or Sublicensees to independent third parties in the Territory, after in each case, deduction of the following items allowed, given, granted, paid or borne by or for UCB, its Subdistributors or Sublicensees with respect to sales of the Product:

(a) bona fide discounts, credits, rebates, allowances, adjustments, rejections, recalls for which the customer has been credited the original sales price and returns;

(b) bona fide trade, quantity, or cash discounts or rebates customary to the industry and actually allowed, given or accrued (including, but not limited to, cash, governmental and managed care rebates, and hospital or other buying group chargebacks);

(c) sales, excise, turnover, inventory, value-added, and similar taxes assessed on the sale of such Product; and

(d) transportation, importation, insurance and other handling expenses.

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For the avoidance of doubt, in order to avoid any double counting when determining Net Sales (i) Net Sales shall not include any royalties, proceeds or other amounts paid to UCB by any Sublicensee and (ii) if the gross sales price received by a Subdistributor from one or more sales has been counted, then Net Sales shall not include any royalties, proceeds or other amounts that are paid by such Subdistributor to UCB in connection with such sales.

“Orphan Drug Designation” means designation by the EMEA as an orphan drug, a drug for a specified rare disease or condition, or the equivalent designation by a Regulatory Authority of any country of the Territory.

“Other Licensed Trademarks” means any trademarks for use with the Product in relation to any Licensed Indication other than the Narcolepsy Licensed Indication.

“Patent Rights” means European patent [ * ] and any other patents listed on Appendix B hereto (including the inventions described and claimed therein), and any other future patents owned by or licensed to Jazz Pharmaceuticals necessary to make, use, sell or offer for sale the Product in the Territory, and any application for letters patent relating thereto, including, without limitation a continuation application, a continued prosecution application, a continuation in part application or a divisional application, and any supplementary protection certificates, extensions, substitutions, confirmations, divisions, continuations, continuations-in-part, patents issuing thereon and reissues or re-examinations thereof (each which shall be automatically incorporated in and added to this Agreement and shall periodically be added to Appendix B attached to this Agreement and made a part hereof).

“Person” means any individual, general or limited partnership, corporation, limited liability company, association, business trust, joint venture, regulatory authority, business entity or other entity of any kind or nature.

“PIBA” means a press-in-bottle adaptor.

“Product” means any Jazz Pharmaceuticals’ proprietary pharmaceutical product containing the API as its active ingredient for use as a treatment for a Licensed Indication and all Components therefore (unless UCB shall elect to source such Components, at its own expense, from a Third Party as contemplated by Section 2.1(c)).

“Product Specifications” means specifications for the Product included in the relevant Regulatory Authority approval for a Licensed Indication, unless otherwise agreed in writing by Jazz Pharmaceuticals and UCB.

“Proprietary Information” shall mean the terms and provisions of this Agreement and all non-public information or data relating to the Product and the subject matter hereof first

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communicated by or on behalf of one party to the other, whether in writing or orally, including without limitation, all scientific, clinical, commercial, financial and business information and data, know-how, compilations, formulae, processes, plans, technical information, new product information, compounds, formulations, methods of product-delivery, test procedures, product samples, specifications and other information or data.

“Quality Agreement” means the agreement effective July 6, 2004, as may be amended from time to time, by and between Orphan Medical Inc and Celltech Pharmaceuticals Ltd, or any further new quality agreement to be entered into by the parties.

“Registration” shall have occurred and shall continue in each country in the Territory when the Marketing Authorization required in respect of such country shall have been issued and shall continue to be effective.

“Regulatory Authority” means the EMEA and each other regulatory and drug scheduling or pricing authority equivalent to the FDA and DEA in the Territory or a country in the Territory, which has responsibility for scheduling or pricing drugs and/or approving Marketing Authorizations.

“Steering Committee” means the joint committee established pursuant to Section 3.8.

“Subdistributors” means any sub-distributor (exclusive of pre-wholesalers, wholesalers and Sublicensees) of the Product in the Territory appointed by UCB from and after the Effective Date pursuant to this Agreement.

“Sublicensee” means any Third Party who is licensed by UCB to promote, market, sell and distribute the Product in the Territory in consideration of the payment to UCB of a purchase price for the Product and royalties on sales of the Product to Third Parties.

“Term” shall have the meaning provided in Section 14.1 hereof.

“Territory” means all the countries set forth in Appendix A, as such Appendix may be amended from time by mutual written agreement of the parties.

“Third Party” means a Person who or which is neither a party to this Agreement nor an Affiliate thereof.

“Trademarks” means the Narcolepsy Trademarks and the Other Licensed Trademarks used for the Product including the trademarks set forth in Appendix B, as may be amended from time to time by Jazz Pharmaceuticals. As between Jazz Pharmaceuticals and UCB, all trademarks for the Product, including, but not limited to, the Narcolepsy Trademarks and the Other Licensed Trademarks, are owned by Jazz Pharmaceuticals.

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“Transfer Price” means the price(s) Jazz Pharmaceuticals charges UCB for Product on a per bottle and per Component basis; provided, however, that the Transfer Price [ * ] Jazz Pharmaceuticals’ [ * ] for the Product, exclusive of Components plus, when Components are being purchased, [ * ] of Components. The constituents comprising Jazz Pharmaceuticals’ standard manufacturing cost are listed on Appendix C, which also shows [ * ] for the Product including Components as of the date hereof.

“Weighted Average List Price” means UCB’s total annual gross sales receipts for the Product received from UCB’s customers in the Territory calculated based on the Market Sales Price, divided by the quantity of Product sold in the Territory.

1.2 Interpretation. In this Agreement:

(a) reference to:

(i)	any statute or statutory provision includes a reference:

(A) to that statute or statutory provision as from time to time consolidated, modified, re-enacted (with or without modification) or replaced by any statute or statutory provision; and

(B) any subordinate legislation made under the relevant statutory provision;

(b) the singular includes the plural and vice versa and any gender includes other genders;

(c) the table of contents and the headings to clauses and schedules are to be ignored in construing this Agreement; and

(d) the schedules form part of this Agreement as if set out in full in this Agreement and a reference to “this Agreement” includes a reference to the schedules.

ARTICLE II

APPOINTMENT

2.1 Appointment. Subject to the terms and conditions of this Agreement, Jazz Pharmaceuticals hereby appoints UCB, and UCB accepts such appointment, as Jazz Pharmaceuticals’ exclusive licensee and distributor of Product in the Territory; provided UCB

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acknowledges that its appointment with respect to the Fibromyalgia Indication is contingent upon (i) UCB providing the Fibromyalgia Notice to Jazz Pharmaceuticals no later than the earlier of (A) the later of thirty (30) days after (x) the Execution Date and (y) receipt by UCB of a Final Advice Letter or (B) September 15, 2006 and (ii) making the milestone payment to Jazz Pharmaceuticals set forth in Section 4.1(h) below. Notwithstanding the foregoing, UCB shall only distribute, sell, market or otherwise commercialize Product [ * ] the price of that Product shall be [ * ] of the [ * ] Product price [ * ]. Furthermore, Jazz Pharmaceuticals hereby agrees to negotiate with UCB on an exclusive basis and in good faith [ * ] an amendment to this Agreement that would contain appropriate commercial terms upon which UCB shall be appointed the exclusive licensee and distributor of Product [ * ]. Upon any such agreement being reached, [ * ] shall thereafter form part of the Territory; provided, however, that if the parties fail to reach such an agreement within the period set forth above, Jazz Pharmaceuticals shall be free to enter into an agreement with a Third Party with respect to the Product [ * ]. During the Term of this Agreement, UCB shall purchase all of its requirements of the Product from Jazz Pharmaceuticals as the sole supplier subject to the following:

(a) UCB Manufacturing. Jazz Pharmaceuticals agrees to discuss with UCB the feasibility and commercial viability of transferring the manufacture of the Product to UCB’s FDA approved facilities or qualifying and registering UCB as a back-up manufacturer for the Product for the Territory and/or for the rest of the world. Notwithstanding the foregoing, once aggregate Net Sales of the Product sold by or on behalf of UCB in the Territory have [ * ] then UCB shall have the option to notify Jazz Pharmaceuticals that it intends to transfer Product manufacturing to the facilities of UCB and/or its nominated Third Party no earlier than [ * ] from the date of UCB’s initial notice to Jazz Pharmaceuticals. Following the exercise of UCB’s option by notice in writing, Jazz Pharmaceuticals shall use its commercially reasonable efforts, at [ * ] expense for all [ * ], to provide UCB with such assistance as is reasonable to take over manufacture or to obtain and qualify a Third Party manufacturer, including without limitation, giving effect to the licensing of its Manufacturing Know-How to UCB and/or such Third Party manufacturer (as the granting of such manufacturing license rights is thereby contemplated under Section 2.2) for the purposes of manufacturing API and/or Product. Jazz Pharmaceuticals will make available to UCB and/or its nominated Third Party, on a confidential basis and for use only to make the Product, such Manufacturing Know-How of Jazz Pharmaceuticals as may be reasonably necessary to make the Product. Such Manufacturing Know-How will not be used by UCB and/or its nominated Third Party for any other purpose or provided to any other Third Party without the prior written consent of Jazz Pharmaceuticals. Jazz Pharmaceuticals will work with UCB and/or its nominated Third Party to execute all documents and to take all action reasonably requested by Jazz Pharmaceuticals to preserve the confidentiality of such Manufacturing Know-How and Jazz Pharmaceuticals’ intellectual property rights therein. UCB and/or its nominated Third Party will also use commercially reasonable efforts (including allowing Jazz Pharmaceuticals to negotiate an agreement not inconsistent with this Agreement regarding the

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transfer of the Manufacturing Know-How directly with UCB’s nominated Third Party concurrent with the time in which UCB is negotiating it supply agreement with such Third Party), to facilitate an agreement between Jazz Pharmaceuticals and such Third Party covering any improvements to the manufacturing process, so that Jazz Pharmaceuticals either owns such improvements, or has a worldwide, paid up, irrevocable, nonexclusive license, with the right to grant sublicenses, to such improvements to make, use, sell, offer to sell and import the Product. For the sake of clarity, UCB shall be free to enter into any agreement with a Third Party for the manufacture of the Product provided that such agreement provides, in Jazz Pharmaceuticals’ reasonable opinion, appropriate safeguards for the protection of the Licensed Intellectual Property and Jazz Pharmaceuticals’ Confidential Information and UCB has agreed to the terms and conditions required by Section 2.1(c) below. Notwithstanding the foregoing, any agreement between UCB and its nominated Third Party will restrict such Third Party’s use of Jazz Pharmaceuticals’ Manufacturing Know-How and Confidential Information solely to the manufacture of the Product only.

(b) UCB/ Third Party Manufacturing in the Event of Default. If at any time after December 31, 2007, (i) more than [ * ] percent ([ * ]%) of the aggregate Product supplied to UCB by Jazz Pharmaceuticals in any subsequent Contract Year is found, pursuant to Section 7.12, to have failed to conform to the Product Specifications and/or the relevant purchase order(s); or (ii) Jazz Pharmaceuticals is unable to manufacture or supply the quantity of Product ordered by UCB in accordance with this Agreement for any reason whatsoever, including, without limitation, by reason of an event described in Section 16.1 (Events of Force Majeure); then UCB shall have the right at its sole election to (A) take over the manufacture of the Product or appoint a Third Party manufacturer to fulfill Jazz Pharmaceuticals’ manufacturing and supply obligations under this Agreement thereafter through the remaining Term of this Agreement and/or (B) purchase the API from Jazz Pharmaceuticals and itself convert, or appoint a Third Party manufacturer to convert, the API into Product through the Term of the Agreement; provided, however, that in the case of Section 2.1(b)(ii), such right shall be exercisable only if (1) Jazz Pharmaceuticals’ inability to manufacture or supply the Product could reasonably be expected to result in a period of time of at least [ * ] during which less than [ * ] percent ([ * ]%) of Product ordered pursuant to UCB’s last firm purchase order would be available to UCB for commercial sale, (2) UCB provides reasonable evidence of its ability to procure a Third Party manufacturer or take over the manufacture of the Product or the API more rapidly than Jazz Pharmaceuticals could restart production and supply of Product, and (3) Jazz Pharmaceuticals’ inability to manufacture or supply Product did not result, wholly or in part, from a breach by UCB of its obligations hereunder. Jazz Pharmaceuticals shall, at [ * ] expense for all [ * ], provide UCB with all reasonable assistance as is necessary to take over or obtain and qualify a Third Party manufacturer, including without limitation, giving effect to the licensing of its Manufacturing Know-How to UCB and/or such Third Party manufacturer (as the granting of such manufacturing license rights is thereby contemplated under Section 2.2) solely for the purpose of manufacturing API and/or Product pursuant to the terms of this Agreement.

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(c) Price for Manufacturing Changes. In the event that UCB shall manufacture Product or API or cause Product or API to be manufactured pursuant to this Agreement, UCB agrees to pay Jazz Pharmaceuticals the following manufacturing royalties in accordance with Section 4.5 below:

(i) [ * ]% of Net Sales where UCB manufactures or has manufactured API; and

(ii) [ * ]% of Net Sales where UCB manufactures or has manufactured the Product (other than the API).

Any other related terms shall be negotiated in good faith by UCB and Jazz Pharmaceuticals. For the avoidance of doubt, the [ * ] royalty of [ * ]% of Net Sales under this Section 2.1(c) shall be payable by UCB to Jazz Pharmaceuticals only where UCB manufactures or has manufactured both the API and the Product.

(d) Component Sourcing. UCB shall be permitted at any time during the Term on sixty (60) days prior written notice to Jazz Pharmaceuticals to cease purchasing some or all Components from Jazz Pharmaceuticals and purchase some or all of the Components directly from Jazz Pharmaceuticals’ suppliers or qualify another Third Party(ies) to supply Components; provided that, subject to Sections 7.6 and 7.12, UCB must purchase all Components delivered by Jazz Pharmaceuticals pursuant to a firm order regardless of whether such delivery is made after UCB delivers notice to Jazz Pharmaceuticals of its intent to purchase the Components from Jazz Pharmaceuticals’ suppliers or another Third Party(ies). UCB shall bear any and all costs associated with qualifying any Third Party(ies) to supply Components pursuant to this Section 2.1(c); provided that if Jazz Pharmaceuticals desires to purchase the same Components from such Third Party(ies) as UCB is purchasing, then Jazz Pharmaceuticals and UCB shall [ * ] of any such costs.

(e) Manufacturing License. In the event that UCB assumed responsibility for the manufacture of the Product pursuant to this Section 2.1, UCB shall have a non-exclusive license under any necessary Licensed Intellectual Property during the Term, and subject to the terms of this Agreement, to make or have made the Product outside the Territory solely for sale and distribution in the Territory.

2.2 License Grant. Subject to the terms and conditions of this Agreement, Jazz Pharmaceuticals hereby grants UCB an exclusive nontransferable, royalty-bearing right and license (with the right of sublicense, as specifically set forth herein), to use the NDA, Know

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How, Trademarks, Patent Rights and all Improvements and Proprietary Information of Jazz Pharmaceuticals related thereto or to the Product together with the goodwill associated therewith (the “Licensed Intellectual Property”) during the Term, solely in the Territory, to develop, make, have made, package, label, promote, market, sell, have sold, supply, distribute or otherwise commercialize Products in the Licensed Indications, or subject to Section 6.8 any other Indications on a Named Patient Basis, including without limitation (i) preparing applications for Marketing Authorizations and obtaining and maintaining Registrations for the Product in the Territory; and (ii) exercising its other rights under this Agreement including those provided in Articles X and XI hereof and making or having made API and/or Product but only as provided in Section 2.1. Subject to Section 2.3 and except as set forth in Section 6.8, no license is granted to UCB hereunder for any rights to market the Product for Indications other than the Licensed Indications. Except as provided in Section 14.6, the license set forth above shall terminate automatically upon termination of this Agreement. Subject only to the foregoing express license grant and its other rights as herein provided, UCB shall not have and shall not assert any claim, right, title or interest in or to the Licensed Intellectual Property.

2.3 Right of First Negotiation for Other Indications.

(a) Negotiation Notice. If, during the Term of this Agreement, Jazz Pharmaceuticals desires to pursue further development of the Product in the Territory for one or more Indications other than the Licensed Indications, Jazz Pharmaceuticals shall provide written notice to UCB (the “Negotiation Notice”) of its intent to negotiate an agreement therefore. The Negotiation Notice shall identify the relevant Indication(s). Delivery of a Negotiation Notice shall create a mutual obligation to negotiate in good faith on an exclusive basis for the grant to UCB of exclusive rights to the Product for such Indication(s). If no response (a “Negotiation Response”) is received by Jazz Pharmaceuticals [ * ] after delivery of the Negotiation Notice to UCB, the offer shall be deemed declined, and Jazz Pharmaceuticals may then negotiate with any Third Party for the grant of any license for the Product for such Indication(s) subject, however, to the last sentence of Section 2.3(b). Notwithstanding the foregoing, if UCB does not deliver the Fibromyalgia Notice to Jazz Pharmaceuticals in accordance with this Agreement, the development and commercialization of a product containing the API for the Fibromyalgia Indication by Jazz Pharmaceuticals or a Third Party will not be subject to UCB’s right of first negotiation set forth in this Section 2.3.

(b) Procedure of Negotiations. UCB shall have [ * ] from the date of its delivery to Jazz Pharmaceuticals of a Negotiation Response to send a non-binding letter of intent or term sheet to Jazz Pharmaceuticals. The parties shall then have [ * ] from the date that UCB delivers such letter of intent or term sheet to Jazz Pharmaceuticals to negotiate in good faith (and on a confidential basis), and enter into a final agreement with regard to UCB’s distribution of the Product in the Territory for the new Indication(s). In the event that (A) UCB shall have failed to

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have responded to the Negotiation Notice [ * ] provided in Section 2.3(a) above or (B) failed to send a non-binding letter of intent or term sheet [ * ] set out in this Section 2.3(b) or (C) Jazz Pharmaceuticals and UCB have not entered into a final agreement [ * ] provided in this Section 2.3, Jazz Pharmaceuticals shall have no further obligation to undertake or continue negotiations with UCB for such license, and Jazz Pharmaceuticals shall be free to commence negotiations for a license to the Product for such Indication(s) with any Third Party subject to the following: (i) if a letter of intent, term sheet or final agreement with a Third Party shall not have been signed by Jazz Pharmaceuticals and such Third Party [ * ] of the termination of UCB’s right of first negotiation, then UCB’s right of first negotiation shall again become effective on the terms herein provided and (ii) without UCB’s prior written consent, the terms and conditions agreed by Jazz Pharmaceuticals with such Third Party [ * ].

(c) No Trademark License. If pursuant to this Section 2.3 Jazz Pharmaceuticals licenses to a Third Party the Product in the Territory for one or more Indications other than the Licensed Indications, then such Third Party shall be obligated to market the Product under a trademark different from the Trademarks. Jazz Pharmaceuticals shall not grant, license or otherwise transfer to such Third Party any rights to the Trademarks or otherwise permit any use of the Trademarks by such Third Party for such countries.

2.4 Subdistributors/Sublicensees. UCB may appoint Subdistributors and Sublicensees with the prior written approval of Jazz Pharmaceuticals, which approval shall not be unreasonably withheld. No such appointment or delegation shall relieve UCB from any obligations hereunder, and each agreement with a Subdistributor or Sublicensee shall include terms ensuring the protection of Jazz Pharmaceuticals’ rights under this Agreement. UCB shall guarantee and be responsible for the making of all payments due, and the making of reports required under this Agreement by its Subdistributors and Sublicensees, and their compliance with all applicable terms of this Agreement. All agreements between UCB and its Subdistributors and Sublicensees shall include a provision prohibiting the further appointment of Subdistributors or Sublicensees, as the case may be, and a provision terminating the Subdistributor or Sublicensee agreement to the extent such agreement relates to the Product in the Territory upon termination of this Agreement for any reason.

2.5 UCB Sales Outside the Territory; Jazz Sales Inside the Territory. Except as otherwise set forth in this Agreement, UCB shall not distribute, sell or otherwise provide the Product outside of the Territory and shall not solicit customers for the Product outside the Territory or establish any office through which orders are solicited or any depot at which inventories of the Product are stored outside the Territory. UCB shall not sell the Product to customers outside the Territory, provided that nothing herein shall preclude UCB from selling the Product to any customer, wherever located, who purchases Product with a view to its use within any country of the Territory. Except as otherwise set forth in this Agreement, Jazz

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Pharmaceuticals shall not sell the Product inside the Territory and shall not directly solicit customers for the Product inside the Territory; provided, however, that nothing herein shall preclude Jazz Pharmaceuticals from selling the Product to any customer, wherever located, who purchases Product with a view to its use within any country outside of the Territory.

2.6 Competitive Product. Jazz Pharmaceuticals acknowledges that (i) UCB has developed and is marketing [ * ] in certain countries within the Territory for Indications other than the Licensed Indications, but that [ * ] is occasionally used on an [ * ] to [ * ]; (ii) UCB is marketing [ * ] in the [ * ] for the Licensed Indications; and (iii) UCB will be marketing [ * ] in [ * ] for the Licensed Indications. With the exception of the [ * ] use of [ * ] in the Territory, [ * ] in the [ * ], and [ * ] in [ * ], UCB shall not, for [ * ] from the Execution Date of this Agreement, either directly or indirectly through subdistributors, sublicensees or otherwise, promote, market or distribute Competitive Products in the Territory; provided, however, nothing herein shall prohibit UCB from acquiring, by stock purchase, asset purchase or merger any company, or division of a company, that is developing, marketing, manufacturing, promoting or distributing a Competitive Product where the annual sales (or in the case of a product in development, the projected sales) of such Competitive Product in the Territory are [ * ] of such company’s or division’s [ * ]. For purposes of this Section 2.6, a “Competitive Product” shall be one that is (i) approved for prescription for a Licensed Indication in the Territory and (ii) is directly competitive with the Product as evidenced by [ * ] of such product’s annual sales in the Territory being for such Licensed Indication.

ARTICLE III

REGULATORY APPROVALS;

COMPLIANCE WITH LAWS AND REGULATIONS

3.1 Regulatory Approvals. For each Licensed Indication, UCB shall use Commercially Reasonable Efforts, at its expense, to seek Registration of the Product for each Licensed Indication in the Territory and UCB shall, in accordance with the terms of the Quality Agreement, maintain, at its own expense, the Registrations and other authorizations necessary to import, label, promote, market, sell and distribute the Product for each such Licensed Indication in the Territory. All applications for Marketing Authorizations for the Product shall be submitted in the name of UCB and all Marketing Authorizations for the Product shall be assigned to Jazz Pharmaceuticals upon termination of this Agreement for any reason. UCB shall ensure that all pages of documents submitted to Regulatory Authorities for the purpose of obtaining Registrations and Marketing Authorizations shall be coded as confidential. Notwithstanding the above, UCB shall have no obligation to use Commercially Reasonable Efforts to seek Registration of the Product for any Licensed Indication in any of the Major European Countries where a Regulatory Authority shall require of UCB any additional data or documentation or an additional action (“Additional Step(s)”) and where any such Additional Step in a Major European Country would [ * ] or any series of Additional Steps in any one or more of the Major European Countries would, in aggregate, [ * ].

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3.2 Regulatory Timelines; Regulatory Assistance. Jazz Pharmaceuticals shall promptly provide to UCB, at Jazz Pharmaceuticals’ cost and expense, copies of all documentation, Know How and Proprietary Information in its possession, and not previously provided, relating to the Product is necessary for UCB to prepare any relevant regulatory application for the Product in a relevant Licensed Indication in a timely manner as such documentation becomes available. Jazz Pharmaceuticals shall also promptly provide, at its own cost and expense, commercially reasonable assistance to UCB in obtaining and maintaining regulatory approval for the Product in the Territory for each Licensed Indication, including without limitation, the provision of services set forth in Appendix D hereto. Each party shall keep the other party informed of any significant or material issue including contact with Regulatory Authorities, related to their respective regulatory filings, submissions and approvals which might reasonably be expected to affect or impact the other party’s regulatory activities in relation to the Product. Where a Regulatory Authority requires additional data or documentation or additional action that is not within Jazz Pharmaceuticals’ obligations as set out in this Section 3.2 and that neither party has or could readily produce or which cannot readily be taken by either party, the parties shall negotiate in good faith the terms upon which such data or documentation should be generated or actions taken by either party, if at all.

3.3 Other Approvals. Subject to the provisions of this Agreement and the Quality Agreement, UCB undertakes and covenants that as soon as reasonably practicable following the Execution Date it shall take all other actions to obtain and maintain during the Term all other approvals, licenses and permits necessary to import, promote, market, package, sell and distribute Products in the Licensed Indications within the Territory.

3.4 Product Changes. Jazz Pharmaceuticals shall give UCB prompt written notice of any formulation or material packaging change to the Product submitted by Jazz Pharmaceuticals to the FDA or requested or required by the FDA, or any other U.S. regulatory authority, whenever such change may affect a Registration in any country within the Territory. Jazz Pharmaceuticals may change the Product, or analytical test methods as it deems appropriate, provided Jazz Pharmaceuticals continues to supply Product conforming to the Product Specifications and in accordance with cGMP then in effect (including continuing the use of the existing analytical test methods) until such times as the Marketing Authorizations are amended to reflect such changes. In the event of such changes, UCB shall be solely responsible for additional submissions and/or regulatory updates which may be required by the Regulatory Authorities in the Territory, provided that all necessary data and information in Jazz Pharmaceuticals’ possession or control shall be furnished by Jazz Pharmaceuticals at Jazz Pharmaceuticals’ expense for such purposes, and provided; further that in no event shall UCB’s

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failure to obtain any required amendments to the Marketing Authorizations to reflect such additional submissions and/or regulatory updates, relieve Jazz Pharmaceuticals of its obligation to supply Product conforming to the Product Specifications. In the event a Regulatory Authority in any country in the Territory requires a change to the Product Specifications, Jazz Pharmaceuticals and UCB shall cooperate to develop a mutually agreeable plan to address the regulatory requirement in accordance with the change management provisions of the Quality Agreement, as applicable, and, if necessary, to include the production of separate lots, at UCB’s expense, for the Territory. In the event Jazz Pharmaceuticals and UCB mutually agree it is not commercially reasonable to meet such requirements, UCB shall cease promoting, marketing, selling and/or distributing the Product in that Licensed Indication in that country in the Territory and shall promptly terminate the Registrations in such country. If the parties are in disagreement as to whether it is commercially reasonable to meet such requirements, then they shall submit the matter to arbitration in accordance with the provisions of Section 15.2 of this Agreement.

3.5 Clinical Trials. The parties shall keep one another fully and currently informed through the Steering Committee as to all tests and trials of the Product that they intend to carry out for purposes of compliance with regulatory requirements or that might affect Marketing Authorization applications or Registrations in the Territory, provided always that if (i) Jazz Pharmaceuticals itself intends to conduct, or intends to have a Third Party conduct on its behalf, a test or trial of the Product in the Territory other than the clinical trials related to obtaining Marketing Authorization for the Product in Fibromyalgia and (ii) UCB reasonably determines that such proposed activity [ * ], UCB shall be entitled to refer such proposed activity for due consideration by the Steering Committee. The parties shall cooperate in the design of such tests and trials in order to ensure to the maximum possible extent that duplication of effort shall be avoided, and that the results shall be suitable for filing with the Regulatory Authorities in the Territory and shall otherwise be useful for purposes of meeting all applicable regulatory requirements. Without limiting the generality of the foregoing, each party shall use its Commercially Reasonable Efforts to ensure that all clinical trials sponsored by that party which is undertaken for the Product after the Execution Date, if any, shall be designed and conducted in accordance with good clinical practices and good laboratory practices as established for both the United States and the European Union.

3.6 Compliance With Applicable Laws. UCB shall comply with all applicable laws and regulations of each country in the Territory (including, without limitation, any laws or regulations in the Territory governing the distribution of a scheduled drug, as designated under regulations promulgated by the DEA). UCB shall also comply with the U.S. Export Administration Regulations, the US Foreign Corrupt Practices Act and all regulations promulgated by the DEA, in each case, as applicable to the Registration, promotion, marketing, sale and distribution of the Product in the Territory. UCB shall comply with all Marketing Authorizations issued in the Territory and Jazz Pharmaceuticals shall comply with all regulatory

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approvals issued in respect of the Product outside the Territory and/or for Indications other than Licensed Indications where, in the case of Jazz Pharmaceuticals, non-compliance could have a material adverse impact on the Product in the Territory.

3.7 Approved Product Packaging and Labeling; Relevant Testing. After Product in a particular Licensed Indication receives a Marketing Authorization in any country of the Territory, UCB shall, at its own expense, package and label such Product and shall include all required labeling for such Product sold in such country(ies). For all orders submitted by UCB after Registration is received in a particular country, Jazz Pharmaceuticals shall supply to UCB in bulk (manufactured in accordance with the cGMP requirements as set out in the Quality Agreement), and final labeling and packaging of Product for such country(ies) shall be completed by UCB. After Product receives Marketing Authorization in a country in the Territory for a particular Licensed Indication, UCB shall be solely responsible for all final release testing in such country(ies) and for ensuring in such country(ies) that the Product labeling and packaging complies with the relevant Marketing Authorizations and all other applicable laws of each such country in the Territory. UCB shall provide Jazz Pharmaceuticals with approved copies of all foreign language labels. To the extent permitted by applicable laws and regulations in each country in the Territory, where that Product has been manufactured by Jazz Pharmaceuticals all labels shall identify Jazz Pharmaceuticals as the manufacturer of the Product for UCB.

3.8 Steering Committee. Under the Prior Agreement, the parties have formed a Steering Committee made up of commercial and technical employees from both companies that has certain decision-making authority, and provide oversight for the administration of this Agreement. Each party shall maintain two (2) members on the Steering Committee with other members added as needed. The parties shall each select one of its representatives to serve as a co-chairperson of the Steering Committee. The Steering Committee shall have the authority to conduct the following activities and such other activities as may be agreed to in writing by the parties: (a) review ongoing regulatory issues, (b) review the medical aspects of standards of care in the Territory, (c) review clinical developments across territories to the extent permitted by Jazz Pharmaceuticals’ agreements with Third Parties, (d) review marketing campaigns and new marketing plans, (e) review sales activities and results, (f) review aspects of Product manufacturing campaigns and Product forecasts, inventory stocks and ordering, and (g) establish a manufacturing sub-committee which shall review matters relating to the manufacture of Product. In the event and to the extent that the Steering Committee is unable to come to a consensus on any matter relating to the development (except to the extent that such development involves clinical trials that would occur solely in the Territory) or manufacture of the Product, Registration (including pre-Registration activities), packaging, labeling, promoting, marketing, sale or distribution of the Product outside the Territory, the views of the Jazz Pharmaceuticals Steering Committee members shall prevail. In the event and to the extent that the Steering

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Committee is unable to come to a consensus on any matter relating to clinical trial activity that would occur solely in the Territory, Registration (including pre-Registration activities), packaging, labeling, promoting, marketing, sale or distribution of the Product within the Territory, and, if UCB has exercised its manufacturing option under Section 2.2, on any matter relating to the manufacture of the Product for sale within the Territory, the views of the UCB Steering Committee members shall prevail. Notwithstanding the foregoing, in the event a particular matter for which there is no consensus of the Steering Committee could, in the good faith judgment of the party who does not have the ultimate decision making authority as to such matter (as provided in the previous two sentences), materially affect the rights or obligations under this Agreement of such party, Jazz Pharmaceuticals and UCB shall attempt to resolve the matter in a manner which will minimize the impact on such rights or obligations of such party, but in default of agreement may be referred by either party to arbitration under Section 15.2. During each Contract Year, the parties shall hold at least four (4) regular meetings of the Steering Committee. Members of the Steering Committee may participate in meetings of the Steering Committee in person or by conference telephone call. At least one (1) of the four (4) Steering Committee meetings shall be conducted in-person. Employees of each party who are not members of the Steering Committee may attend meetings of the Steering Committee as required. In-person Steering Committee meetings shall alternate between Jazz Pharmaceuticals’ designated facility and a facility designated by UCB. The co-chairpersons of the Steering Committee shall alternate responsibility for the preparation of minutes setting forth discussions made at each committee meeting, with the Jazz Pharmaceuticals Chairperson preparing minutes for the first Steering Committee meeting; provided, however, that such minutes shall not become official until agreed upon by both co-chairpersons.

ARTICLE IV

ROYALTIES AND MILESTONE PAYMENTS

4.1 Milestone Payments. In consideration of the rights and licenses granted hereunder, UCB has either already paid or shall pay to Jazz Pharmaceuticals non-refundable milestone payments according to the following schedule:

(a) $[ * ] Dollars on the Effective Date (receipt of which is acknowledged by Jazz Pharmaceuticals).

(b) $5,000,000 Dollars within five (5) days of the Execution Date.

(c) $[ * ] Dollars upon filing of [ * ] application with [ * ] (receipt of which is acknowledged by Jazz Pharmaceuticals).

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(d) $2,500,000 Dollars upon approval by the EMEA to commercially promote and distribute the Product for the cataplexy Licensed Indication (receipt of which is acknowledged by Jazz Pharmaceuticals).

(e) $500,000 Dollars upon pricing approval for the cataplexy Licensed Indication in France provided the price approved [ * ] is [ * ] bottle.

(f) $[ * ] Dollars upon delivery to UCB by Jazz Pharmaceuticals of [ * ] package for the excessive daytime sleepiness Licensed Indication (receipt of which is acknowledged by Jazz Pharmaceuticals).

(g) $[ * ] Dollars upon approval by [ * ] to commercially promote and distribute the Product for the excessive daytime sleepiness Licensed Indication.

(h) $10,000,000 Dollars upon delivery of the Fibromyalgia Notice to Jazz Pharmaceuticals by UCB.

(i) $[ * ] Dollars upon Jazz Pharmaceuticals’ written notice to UCB of the [ * ] in the first [ * ] by or on behalf of Jazz Pharmaceuticals.

(j) $[ * ] Dollars upon Jazz Pharmaceuticals’ written notice to UCB of the [ * ] in the second [ * ] by or on behalf of Jazz Pharmaceuticals.

(k) A one-time only payment of either (i) $[ * ] Dollars upon approval by [ * ] (which would include a [ * ]) of the Product for the Fibromyalgia Licensed Indication where such approval has achieved the Minimum Label Requirement or (ii) $[ * ] Dollars upon the [ * ] Product for the Fibromyalgia Licensed Indication in a [ * ] where such approval has not achieved the Minimum Label Requirement, whichsoever such milestone is achieved first.

(l) A one-time only payment of $[ * ] Dollars in the [ * ] in which UCB’s and its Subdistributors [ * ] Products covered by a Narcolepsy Trademark in the Territory [ * ].

(m) A one-time only payment of $[ * ] Dollars in the [ * ] in which UCB’s and its Subdistributors [ * ] Products covered by a Narcolepsy Trademark in the Territory [ * ].

(n) A one-time only payment of $[ * ] Dollars in the [ * ] in which UCB’s and its Subdistributors [ * ] Products covered by a Narcolepsy Trademark in the Territory [ * ].

(o) A one-time only payment of $[ * ] Dollars when UCB and its Subdistributors’ [ * ] Products covered by an Other Licensed Trademark in the Territory [ * ] in [ * ] irrespective of whether [ * ] reach that level in any subsequent period.

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(p) A one-time only payment of $[ * ] Dollars when UCB and its Subdistributors’ [ * ] Products covered by an Other Licensed Trademark in the Territory [ * ] in [ * ] irrespective of whether [ * ] reach that level in any subsequent period.

(q) A one-time only payment of $[ * ] Dollars when UCB and its Subdistributors’ [ * ] Products covered by an Other Licensed Trademark in the Territory [ * ] in [ * ] irrespective of whether [ * ] reach that level in any subsequent period.

(r) A one-time only payment of $[ * ] Dollars when UCB and its Subdistributors’ [ * ] Products covered by an Other Licensed Trademark in the Territory [ * ] in [ * ] irrespective of whether [ * ] reach that level in any subsequent period.

4.2 Notwithstanding the milestone payments set out in Section 4.1 above, in the event that (i) the Product is sold for the Fibromyalgia Licensed Indication by UCB using the same Trademark for the Product as for the Narcolepsy Licensed Indication in the Territory or (ii) there is sales leakage in the Territory between the Products covered by a Narcolepsy Trademark and the Products covered by an Other Trademark such that a Product is sold for a Licensed Indication not approved by the applicable Regulatory Authorities, the milestone payments set forth below in Sections 4.2 (a)—(g) shall be payable in place of the milestone payments set out in Sections 4.1 (l)—(r) to the extent that and only insofar as the milestone payments set out in Sections 4.1 (l)—(r) have not previously been paid by UCB to Jazz Pharmaceuticals;

(a) A one-time only payment of $[ * ] Dollars in the [ * ] in which UCB’s and its Subdistributors’ [ * ] the Product(s) in the Territory [ * ] irrespective of whether [ * ] in any subsequent period.

(b) A one-time only payment of $[ * ] Dollars in the [ * ] in which UCB’s and its Subdistributors’ [ * ] the Product(s) in the Territory [ * ] irrespective of whether [ * ] in any subsequent period.

(c) A one-time only payment of $[ * ] Dollars in the [ * ] in which UCB’s and its Subdistributors’ [ * ] the Product(s) in the Territory [ * ] irrespective of whether [ * ] in any subsequent period.

(d) A one-time only payment of $[ * ] Dollars when UCB’s and its Subdistributors’ [ * ] the Product(s) in the Territory [ * ] in [ * ] irrespective of whether [ * ] in any subsequent period.

(e) A one-time only payment of $[ * ] Dollars when UCB’s and its Subdistributors’ [ * ] the Product(s) in the Territory [ * ] in [ * ] irrespective of whether [ * ] in any subsequent period.

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(f) A one-time only payment of $[ * ] Dollars when UCB’s and its Subdistributors’ [ * ] the Product(s) in the Territory [ * ] in [ * ] irrespective of whether [ * ] in any subsequent period.

(g) A one-time only payment of $[ * ] Dollars when UCB’s and its Subdistributors’ [ * ] the Product(s) in the Territory [ * ] in [ * ] irrespective of whether [ * ] in any subsequent period.

4.3 Royalty.

(a) In consideration of the licenses granted by Jazz Pharmaceuticals hereunder, UCB shall pay Jazz Pharmaceuticals quarterly royalties as follows:

(i) on each Product [ * ] in the Territory, [ * ]% of Net Sales of that Product by UCB and its Subdistributors in the Territory; and

(ii) on each Product [ * ] in the Territory:

(A) [ * ]% of Net Sales of such Products less than $[ * ] Dollars by UCB and its Subdistributors in the Territory in each Contract Year;

(B) [ * ]% of Net Sales of such Products between $[ * ] Dollars and $[ * ] Dollars by UCB and its Subdistributors in the Territory in each Contract Year; and

(C) [ * ]% of Net Sales of such Products equal to or greater than $[ * ] Dollars by UCB and its Subdistributors in the Territory in each Contract Year.

(b) Notwithstanding the milestone payments set out in Section 4.3(a) above, in the event that (i) the Product is sold for the Fibromyalgia Licensed Indication by UCB using the same Trademark for the Product as for the Narcolepsy Licensed Indication in the Territory or (ii) there is sales leakage in the Territory between the Products covered by a Narcolepsy Trademark and the Products covered by an Other Licensed Trademark such that a Product is sold for a Licensed Indication not approved by the applicable Regulatory Authorities, UCB shall pay Jazz Pharmaceuticals the following quarterly royalties, in place of the quarterly royalties set out in Section 4.3(a), beginning with the quarter in which such First Commercial Sale of Product for the Fibromyalgia Indication occurs:

(i) [ * ]% of Net Sales of the Product(s) less than $[ * ] Dollars by UCB and its Subdistributors in the Territory in each Contract Year;

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(ii) [ * ]% of Net Sales of the Product(s) between $[ * ] Dollars and $[ * ] by UCB and its Subdistributors in the Territory in each Contract Year; and

(iii) [ * ]% of Net Sales of the Product(s) equal to or greater than $[ * ] Dollars by UCB and its Subdistributors in the Territory in each Contract Year.

(c) The royalty rates set forth above shall be reduced [ * ]% as of the date when UCB ceases to have the exclusive right in [ * ], enforceable against Third Parties, to promote, market and sell the Product in at least one Licensed Indication because of the expiration or termination in the Territory of Patent Rights and/or regulatory exclusivity based on that Product’s Orphan Drug Designation in the Territory. The royalty rate shall be further reduced [ * ]% for a Product covered by a Trademark on a country-by-country basis, following the first calendar quarter in which the commercial sale in such country of [ * ], approved for a Licensed Indication by the applicable Regulatory Authorities, occurs in such country in the Territory.

(d) If (i) Jazz Pharmaceuticals licenses a product containing the API in the Territory to a Third Party for one or more Indications other than the Licensed Indications pursuant to Section 2.3(b), and (ii) such product containing the API licensed in the Territory to such Third Party by Jazz Pharmaceuticals is being used [ * ] and [ * ] percent ([ * ]%) of UCB’s sales of the Product in a country in the Territory, and (iii) UCB can demonstrate that [ * ] result in a [ * ] in such countries in the Territory and/or a [ * ] in any countries in the Territory, then [ * ], the royalty rate in such affected countries in the Territory for the Product covered by such Licensed Indication shall be [ * ] percent ([ * ]%), in such affected countries, to appropriately compensate UCB for such [ * ]. As part of its demonstration of such [ * ], UCB shall obtain at its expense, and furnish to Jazz Pharmaceuticals, a report compiled by a recognized market research company having substantial expertise in the pharmaceutical industry, which sets forth both the [ * ] or sets forth other relevant information demonstrating that [ * ].

4.4 Minimum Royalty Requirement. Commencing with the Contract Year beginning [ * ] if the royalties payable pursuant to Section 4.3 shall be less than the amounts set forth in this Section 4.4, then UCB shall pay such additional royalty amounts to Jazz Pharmaceuticals so that Jazz Pharmaceuticals shall have received aggregate royalty payments with respect to Net Sales of the Products in the Territory equal to the following minimum amounts (reducing the minimum for the Contract Year beginning [ * ] proportionally for the days therein prior to the date of the First Commercial Sale); provided, however that the following minimum royalty amounts shall be adjusted by written agreement of the parties after the Effective Date as appropriate to take into account any royalty rate reductions determined in accordance with Section 4.3(c) and (d):

Minimum Royalty Payment (US$)
Year	[ * ]% or more	[ * ]%	[ * ]%
[ * ]	[ * ]	[ * ]	[ * ]

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4.5 Royalty and Milestone Payments. Unless otherwise agreed by Jazz Pharmaceuticals in writing, all milestone payments set forth in Sections 4.1 and 4.2 shall be payable within thirty (30) days after achievement of the relevant milestone, except for the milestone payments due on the Effective Date and the Execution Date under Sections 4.1(a) and 4.1(b), which shall be due and payable by UCB no later than ten (10) days after the Effective Date or Execution Date, as applicable. Royalty payments shall be paid within forty-five (45) days from the end of each calendar quarter and any additional royalty amounts payable as stated in Section 4.4 shall be paid within forty-five (45) days of the end of each Contract Year. All payments shall be made in United States Dollars by wire transfer to a USA bank designated by Jazz Pharmaceuticals. Any overdue payment from UCB to Jazz Pharmaceuticals under this Agreement shall accrue interest at [ * ].

4.6 Exchange Rates. For purposes of determining the amount of Net Sales and the amount of royalties payable pursuant to Section 4.3 during any calendar quarter, the total of all sales in each currency during such quarter shall be converted into Euros or US Dollars, as applicable, at the average daily exchange rate for such calendar quarter as reported by Bloomberg. For purposes of determining the minimum royalty amount for each Contract Year as provided in Section 4.4, the amounts set forth therein shall be converted into US dollar currency at the average daily exchange rate for such Contract Year as reported Bloomberg.

4.7 Taxes. UCB shall be entitled to deduct from royalties paid hereunder the amount of any withholding taxes or other taxes, levies or charges required to be withheld by UCB, to the extent UCB pays to the appropriate governmental authority on behalf, and for the account of, Jazz Pharmaceuticals such taxes, levies or charges. UCB shall use reasonable efforts (including making, or assisting Jazz Pharmaceuticals in making, any relevant application to any tax authority) to minimize any such taxes, levies or charges which are required to be withheld by UCB from royalties paid hereunder and paid on behalf of Jazz Pharmaceuticals by UCB. UCB shall promptly deliver to Jazz Pharmaceuticals proof of payment of all such taxes, levies and other charges, together with copies of all communications from or with such governmental authority with respect thereto.

4.8 Reports. Each royalty payment made by UCB hereunder shall be accompanied by a report showing all revenue generated by sales of the Product to Third Parties (including all sales by Subdistributors and Sublicensees) during the immediately preceding quarter, the computation of Net Sales, and the calculation of royalty payments due for such quarter, including

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all exchange rate conversions related thereto and all on a country-by-country basis. If actual Net Sales of any Subdistributor or Sublicensee for that quarter is unavailable at the time such quarterly report is due, UCB shall include in its report for that quarter a good faith estimate of such Net Sales, and an appropriate adjustment for the difference between the actual and estimated Net Sales shall be made in the report for the following quarter, with a corresponding adjustment in the amount of royalties payable in respect of that quarter.

4.9 Books and Records; Audit. UCB shall keep for at least three (3) years or such longer period as may be required by law following the end of the calendar year to which they pertain, accurate and complete records showing all sales of the Product by UCB and its Subdistributors and Sublicensees. Such records shall include all information reasonably necessary to verify the total amount and computation of earned royalties and milestones hereunder, and shall be open to inspection and audit, during reasonable business hours, to the extent necessary to verify the amount of such royalties. Such inspection and audit shall be conducted at the request and expense of Jazz Pharmaceuticals by an independent Certified Public Accountant appointed by Jazz Pharmaceuticals. Such inspection and audit shall be made not more often than [ * ]. Such Certified Public Accountant shall undertake a confidentiality obligation to UCB permitting it to disclose only to Jazz Pharmaceuticals the amount of the payments due hereunder, and no other information. Jazz Pharmaceuticals shall bear the costs of any such inspection and audit; provided that if any inspection and audit reveals an underpayment of more than [ * ] percent ([ * ]%), UCB shall reimburse Jazz Pharmaceuticals for its reasonable, documented out-of-pocket costs for such inspection and audit.

ARTICLE V

REGULATORY COMPLIANCE; PRODUCT MANUFACTURE

5.1 Regulatory Reporting. UCB shall timely file all reports relating to the Product required by the Regulatory Authorities in each country in the Territory and shall deliver a copy of each such report in hardcopy and on diskette, or electronically, to Jazz Pharmaceuticals within thirty (30) calendar days of making such report in accordance with laws in the Territory regarding transfer of data and confidentiality of patient information.

5.2 Product Recalls. (a) Each party shall promptly notify the other party in the event of any recall, market withdrawal or correction of Product ordered by any regulatory authority, whether in the Territory, the United States, or anywhere in the world. The parties shall cooperate in good faith in relation to the handling and disposal of a recall, market withdrawal or correction in the Territory. The costs of any such recall, market withdrawal or correction shall be borne by the parties in accordance with Sections 5.2 (b) and (c) below.

(b) Subject to Section 5.2(c) below, in the event of a recall, market withdrawal or correction (i) by reason of the failure of all or part of the Product supplied by Jazz

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Pharmaceuticals to meet the Product Specifications, any requirement of the FDA or any Marketing Authorization or other requirement of applicable law that is not the result of any action or omission of UCB or its Subdistributors or Sublicensees as described in paragraph (c) below or (ii) because Product that meets the Product Specifications, supplied by Jazz Pharmaceuticals, is inherently defective, unsafe, dangerous or may harm users of the Product, Jazz Pharmaceuticals shall bear the costs of such recall, market withdrawal or correction (including without limitation UCB’s reasonable attorneys’ fees).

(c) In the event of a recall, market withdrawal or correction by reason of the failure of UCB to have obtained or properly maintained or complied with a Marketing Authorization or as a result of UCB’s (or its Subdistributors’, Sublicensees’ or Third Party manufacturers’) breach of any of their obligations under this Agreement (including without limitation Section 3.7), or the willful misconduct or negligent acts or omissions of UCB (or its Subdistributors, Sublicensees’ or Third Party manufacturers’), UCB shall bear all costs of such recall, market withdrawal, or correction (including without limitation Jazz Pharmaceuticals’ reasonable attorneys’ fees).

5.3 Adverse Event Notifications and Reporting. The exchange of Adverse Event reports relating to the Product between the parties shall be made according to the procedures set forth in the Pharmacovigilance Agreement.

5.4 Correspondence/Complaints. (a) Each party shall promptly provide to the other party copies of any material regulatory correspondence with respect to the Product and all related documentation, information and other materials received or prepared by each party, including, in the case of UCB, copies of the proposed applications for Marketing Authorization prepared by or on behalf of UCB for Registration of Products in the Territory and any subsequent amendments, supplements, or annual updates thereto.

(b) Each party agrees to inform the other in writing of all significant complaints regarding the Product received by that party which relate to Product Specifications within fifteen (15) business days after that party’s receipt thereof in all countries of the Territory. Each party shall also provide written quarterly reports of all material complaints received by it regarding the Product, regardless of significance, in English, as well as the actions taken by it to address all such complaints. Such reports shall be delivered to the other party within thirty (30) days after the end of each calendar quarter during the Term.

5.5 Translations. UCB shall provide Jazz Pharmaceuticals English translations of any material regulatory correspondence received in a language other than the English language relating to a Serious Adverse Event (as defined in the Pharmacovigilance Agreement). Furthermore, each party shall provide to the other party copies of translations of any other regulatory correspondence and reports delivered pursuant to Sections 5.1, 5.3, 5.4 or the Quality Agreement to the extent the providing party has otherwise translated such correspondence and reports for its own purposes.

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5.6 Manufacture; Quality. Subject to Article VII, Jazz Pharmaceuticals agrees to manufacture UCB’s requirements for Product as necessary to satisfy UCB’s forecasts and purchase orders submitted by UCB pursuant to this Agreement. Products delivered to UCB pursuant to this Agreement shall be manufactured in accordance with this Agreement and the Quality Agreement.

5.7 Product Specifications. Product supplied to UCB by Jazz Pharmaceuticals shall meet the Product Specifications and shall be produced in compliance with the terms of the Quality Agreement, as applicable, provided, however, in the event that a Regulatory Authority in the Territory requires a change to the Product Specifications in effect on the Execution Date, the cost of such changes shall be borne by UCB.

5.8 Manufacturing Audits by UCB. Upon forty-five (45) days prior written notice, unless earlier if agreed to by the parties, for cause, or with one hundred twenty (120) days written notice, unless earlier if agreed to by the parties, for an annual audit, UCB or a representative thereof shall have the right, if it is within Jazz Pharmaceuticals’ power to grant such right, to participate in the conduct of compliance or other inspections, audits and/or investigations of the operations and facilities where the Product and the raw materials and components used to manufacture, package, inspect, test, store and supply the Product, including, without limitation, the API and the Components, are manufactured, packaged, inspected, tested and stored. Notwithstanding the above, Jazz Pharmaceuticals shall use commercially reasonable efforts to obtain the right for UCB to participate in the conduct of such inspections, audits and/or investigations. Such inspections, audits and/or investigations shall be carried out in accordance with the procedures set out in the Quality Agreement and shall take place during normal business hours at the relevant manufacturing site(s) in the presence of UCB and Jazz Pharmaceuticals’ representatives. UCB shall abide by any reasonable confidentiality requirements or security procedures of Jazz Pharmaceuticals’ suppliers. Jazz Pharmaceuticals shall facilitate and lead the audit (and shall use its commercially reasonable efforts to ensure that its sub-contractors and suppliers facilitate such an audit), and it shall be Jazz Pharmaceuticals’ responsibility to discuss any audit findings with its sub-contractors and suppliers. UCB and Jazz Pharmaceuticals along with any other licensing partner will agree upon a final single audit report that will be sent to the vendor by Jazz Pharmaceuticals. In the event of any disagreement among the parties relating to the audit report, Jazz Pharmaceuticals shall be the deciding entity and will finalize the audit report. Jazz Pharmaceuticals shall use its commercially reasonable efforts to require its sub-contractors and suppliers to take all reasonably necessary corrective actions identified by UCB as necessary to comply with cGMP requirements and Registrations in the Territory. [ * ] Jazz Pharmaceuticals is generally allowed [ * ] each year of each vendor. If additional costs are imposed due to accompaniment of UCB with Jazz Pharmaceuticals during an annual audit, UCB shall bear the burden of any reasonable additional costs.

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ARTICLE VI

MARKETING EFFORTS

6.1 Marketing Efforts. UCB shall have, directly or through its Subdistributors or Sublicensees, the following obligations with respect to the marketing and distribution of the Product in the Territory:

(a) To use its Commercially Reasonable Efforts to promote, market, sell and distribute Products for the Licensed Indications in the countries in the Territory where Registrations are in good standing; provided, however, that UCB shall not be required to market a Product in any country in the Territory where [ * ] and the [ * ];

(b) To promptly respond to all inquiries or complaints from purchasers of the Product;

(c) To maintain adequate and qualified staff to enable it to fully perform its obligations hereunder;

(d) To provide adequate and appropriate training to its staff concerning the Product; and

(e) To conduct its business in a professional manner.

6.2 Approved Product Claims. UCB shall not make and shall cause its Subdistributors and Sublicensees to not make claims to any Third Party concerning the Product except as contained in or permitted by the relevant Marketing Authorization or as approved in the Territory by the appropriate Regulatory Authority.

6.3 Development of Marketing Strategy. UCB agrees to cooperate in the development of a consistent message strategy to promote the Product in an effort to protect and strengthen branding. The global positioning of the Product for the U.S. and the Territory should be discussed before UCB launches the Product in a country in the Territory and at least once per year (or more frequently if reasonably requested by Jazz Pharmaceuticals) to ensure a message which is consistent with the local Marketing Authorizations and local treatment guidelines in such country, and, where possible, consistent with the international message. UCB and Jazz Pharmaceuticals agree to work in good faith to develop such a strategy.

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6.4 Marketing Materials. UCB agrees to provide Jazz Pharmaceuticals with copies of all significant marketing and promotional materials within thirty (30) days of first use. UCB shall be solely responsible for the text, graphics, and compliance of such materials with the laws and regulations of the Territory, but may rely (without further investigation) on all Product information provided by Jazz Pharmaceuticals, except that UCB may not rely on such information to the extent UCB knows or reasonably should know that such information is inaccurate.

6.5 Sales and Technical Literature Developed by Jazz Pharmaceuticals. From time to time during the Term, Jazz Pharmaceuticals shall provide to UCB samples of such training, sales and technical literature and materials relating to the Product as Jazz Pharmaceuticals may have prepared, including, without limitation, the materials set forth on Appendix D hereto, and shall make available copies of promotional artwork it may have. The cost of printing quantities or customizing materials shall be borne by UCB. Jazz Pharmaceuticals shall provide the same to UCB in electronic format. Jazz Pharmaceuticals shall also provide UCB with copies of all post-marketing studies and updates to its regulatory filings that it provides to the FDA. UCB shall use such materials solely as provided under this Agreement. Jazz Pharmaceuticals retains all right, title and interest in and to such materials subject, however, to the terms of this Agreement.

6.6 Marketing Reports. By 31 March of each Contract Year, UCB shall provide Jazz Pharmaceuticals with a written report summarizing its sales and marketing activities across the Territory for the immediately preceding Contract Year, and sales and marketing plans for the Territory, including sales estimates, for the current Contract Year.

6.7 Cooperation. Jazz Pharmaceuticals and UCB agree to maintain open communications relating to the ongoing performance of this Agreement to ensure joint understanding of current or new issues, data, and information. Jazz Pharmaceuticals shall answer reasonable technical or marketing questions UCB may submit to Jazz Pharmaceuticals. UCB acknowledges that Jazz Pharmaceuticals does not have international marketing and regulatory staff for preparation of regulatory submissions and marketing plans. Jazz Pharmaceuticals and UCB agree to provide each other copies of market research study protocols and subsequent results therefrom, which studies are designed to generate qualitative and/or quantitative data pertaining to the Product, subject to any Third Party rights therein.

6.8 Named Patient Basis Sales. UCB will be responsible for Named Patient Basis distribution of the Product in the Territory; provided, however, that if Jazz Pharmaceuticals licenses the Product to a Third Party in the Territory for any indication other than the Licensed Indications (each, an “Additional Indication”), UCB will, upon Jazz Pharmaceuticals’ written request, cease all Named Patient Basis distribution activities in the Territory with respect to the Product for such Additional Indication(s). The sale of the Product on a Named Patient Basis by UCB will be subject to all of the terms and conditions of this Agreement and all such sales shall

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be included in calculating the Net Sales of the Product and the payments payable to Jazz Pharmaceuticals by UCB pursuant to this Agreement. The parties acknowledge that nothing set forth in this Section 6.8 is intended to give UCB rights to the Product for any countries or Indications in addition to, or broader than, those granted pursuant to this Agreement.

ARTICLE VII

PURCHASE AND DELIVERY OF PRODUCT

7.1 Forecasts. UCB will provide Jazz Pharmaceuticals with rolling [ * ] calendar quarter forecasts (“Commercial Forecasts”) of its anticipated requirements of Product to assist Jazz Pharmaceuticals to adequately plan for and meet UCB’s requirements for each country in the Territory. Each Commercial Forecast after the first (i) shall cover the [ * ] calendar quarters commencing with the second calendar quarter of the preceding Commercial Forecast (ii) shall be delivered to Jazz Pharmaceuticals at least [ * ] days prior to the first day of such [ * ] calendar quarter period and (iii) without Jazz Pharmaceuticals’ written consent may not forecast an aggregate quantity of Products that is more than [ * ] the aggregate quarterly forecast in the preceding Commercial Forecast. The quantities of Product for the first two calendar quarters of each Commercial Forecast shall be firm and UCB shall be obligated to submit purchase orders in respect thereof (“Firm Orders”). The quantities of Product for the remaining [ * ] calendar quarters in each Commercial Forecast shall be non-binding estimates based on UCB’s reasonable business judgment.

7.2 Pricing. Subject to Sections 2.1(b) and 2.1(d) hereto, during the Term of this Agreement, UCB shall purchase from Jazz Pharmaceuticals all of its requirements of the Product in the Territory for the Transfer Price, plus any applicable customs duties or VAT.

7.3 Shipments. Shipments of Product shall be made ex-works (“EXW”) (as such term is defined in INCOTERMS 2000) Jazz Pharmaceuticals’ designated supplier unless otherwise mutually agreed to in writing by the parties. Risk of loss or of damage to Product shall remain with Jazz Pharmaceuticals until Product is loaded onto the carrier’s vehicle by Jazz Pharmaceuticals’ designated supplier for shipment at the shipping point at which time risk of loss or damage shall transfer to the UCB. Jazz Pharmaceuticals shall, in accordance with the UCB’s instructions and as agent for UCB, (i) arrange for shipping to be paid by UCB and (ii) at UCB’s risk and reasonable expense, obtain any export license or other official authorization necessary to export the Product from the United States once UCB has provided the appropriate import documentation. UCB shall arrange for insurance and shall select the freight carrier used by Jazz Pharmaceuticals to ship Product and may monitor Jazz Pharmaceuticals’ shipping and freight practices as they pertain to this Agreement. Jazz Pharmaceuticals shall deliver the Products no later than [ * ] business days after the date(s) indicated in the applicable purchase order and no earlier than [ * ] business days prior to such specified date(s). Jazz Pharmaceuticals shall provide prompt written notice to UCB in the event of any anticipated delays in the scheduled

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delivery date and shall cooperate with UCB to reschedule delivery at the earliest possible date so as to minimize the impact on UCB, provided, however, the foregoing shall in no way modify or mitigate Jazz Pharmaceuticals’ obligation to supply Product properly ordered in accordance with this Agreement or UCB’s rights and remedies under this Agreement in respect of any failure to timely supply, including UCB’s right to assert its remedies in respect of a breach hereof and UCB’s rights to appoint a Third Party manufacturer in accordance with Section 2.1(b) or to terminate this Agreement in accordance with Section 14.2(b). Jazz Pharmaceuticals shall send UCB on the date of shipment an invoice and shipping notice, in a format to be agreed upon by the parties. All Products shall be properly packaged and shipped in accordance with the Product Specifications and instructions included in the applicable purchase order.

7.4 Purchase Orders.

(a) Content. All purchase orders placed by UCB shall be in writing and shall state the quantity of Product, the delivery date, shipping information and such other similar information as may be reasonably requested by Jazz Pharmaceuticals.

(b) Lead Time. Unless otherwise agreed by Jazz Pharmaceuticals, all purchase orders must be delivered to Jazz Pharmaceuticals at least [ * ] in advance of the requested delivery date(s).

(c) Number of Orders. UCB may submit [ * ] per quarter for Product to be filled by Jazz Pharmaceuticals.

(d) Maximum Quantities. Jazz Pharmaceuticals may in its sole discretion reject Firm Orders that specify a quantity of Product in respect of a particular calendar quarter in excess of [ * ]% of the most recent non-binding Commercial Forecast for such quarter; provided, however, that the maximum quantities that Jazz Pharmaceuticals shall be required to deliver in a particular calendar quarter shall be reduced by the quantity of Product Jazz Pharmaceuticals shall have delivered in the preceding calendar quarter pursuant to paragraph (e) below in excess of the maximum quantities it was required to provide in such preceding calendar quarter as determined pursuant to this paragraph (d).

(e) Miscellaneous. Jazz Pharmaceuticals shall use its Commercially Reasonable Efforts to fill purchase orders that exceed the quantity limits provided in paragraph (d) above or that are delivered to Jazz Pharmaceuticals [ * ] days in advance of the requested delivery date(s) as required by paragraph (b) above in respect of purchase orders to be filled by Jazz Pharmaceuticals. No accepted purchase order may be modified or canceled by either party except as agreed in writing by the parties. UCB’s orders (including mutually agreed change orders) shall be subject to the provisions of this Agreement, and any terms or conditions contained therein that conflict with the terms of this Agreement are excluded.

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7.5 Transfer Price Variations. At least thirty (30) days prior to the end of each Contract Year or sooner if available, Jazz Pharmaceuticals shall notify UCB of the Transfer Price for the Product for the next Contract Year. Jazz Pharmaceuticals shall reserve the right to increase transfer pricing for any increases in the costs identified in Appendix C imposed on Jazz Pharmaceuticals by its suppliers. Jazz Pharmaceuticals shall reduce transfer pricing for any decreases in the costs referenced in the preceding sentence and for any other reductions in the components of Jazz Pharmaceuticals’ standard manufacturing costs as listed on Appendix C (including any reductions that may result from decreases in the required fill volume resulting from improvements in the PIBA). Each such notice shall include all necessary documentation reasonably required for UCB to verify the adjusted Transfer Price; provided, however that notwithstanding Jazz Pharmaceuticals’ delivery of such documentation, UCB shall be permitted to conduct inspections and audits during reasonable business hours, to the extent necessary to verify the Transfer Price and adjustments thereto. Such inspections and audits shall be conducted at the request (not to be made more than [ * ]) and expense of UCB by an independent Certified Public Accountant appointed by UCB. Such Certified Public Accountant shall undertake a confidentiality obligation to Jazz Pharmaceuticals permitting it to disclose only to UCB the amount of the Transfer Price and adjustments and the information required to verify such Transfer Price and adjustments, and no other information.

7.6 Payment Terms.

(a) General. Unless otherwise agreed by Jazz Pharmaceuticals in writing, payments for the Product shall be paid net on the last day of the first full calendar month following the date of the invoice therefore, provided that no invoice shall be dated prior to the date of actual shipment of the Product covered by the invoice. All payments shall be made in United States Dollars by wire transfer to a U.S. bank designated by Jazz Pharmaceuticals at least five (5) days prior to the date of payment. Any overdue payment from UCB to Jazz Pharmaceuticals under this Agreement shall accrue interest at [ * ] from time to time in force. Jazz Pharmaceuticals shall have the right to recover its reasonable collection costs and expenses (including attorneys’ fees) for late payments. Notwithstanding the above, in the event UCB disputes the amount, or any portion thereof, of any invoice submitted to it by Jazz Pharmaceuticals, UCB shall promptly notify Jazz Pharmaceuticals of the amount and nature of the disagreement. Before relying on the provisions of Section 15.2 hereof, the parties first shall promptly attempt to resolve such disagreement in good faith in a manner provided in Section 7.6(b) and UCB shall make payments with respect to disputed invoices as provided in such Section.

(b) Order and Invoice Non-Conformance.

(i) In the event UCB disputes whether Product supplied by Jazz Pharmaceuticals conforms to an order placed for such Product pursuant to Section

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7.4 with respect to quantity, UCB shall provide notice to Jazz Pharmaceuticals in accordance with the provisions relating to apparent non-conformities of Product set forth in Section 7.12. In the case of any such non-conformity which results from delivery of less Product than ordered, Jazz Pharmaceuticals shall supply additional Product promptly. In such case, UCB shall pay for the quantity actually received in accordance with the provisions of Section 7.6(a). In the case of any such non-conformity which results from delivery of more Product than ordered, UCB may in its sole discretion accept any Product in excess of the quantity ordered as against future orders of Product. In such latter case, UCB shall pay for the quantity actually received and accepted in accordance with the provisions of Section 7.6(a) unless otherwise agreed.

(ii) In the event that UCB disputes any invoice due to the price at which any quantity of Product is invoiced as a result of the parties being unable to reach agreement with respect to the calculation of the Transfer Price, UCB shall be obligated to pay the undisputed amount of such invoice in full in accordance with the provisions of Section 7.6(a) pending resolution of the dispute pursuant to Section 15.2.

(iii) In the event that UCB disputes any invoice due to non-conformance of the Product supplied by Jazz Pharmaceuticals with the Product Specifications, such dispute shall be resolved in accordance with Sections 7.11 and 7.12 of this Agreement. Pending resolution of such dispute, UCB shall not be obligated to pay the amount of such invoice that relates to Product alleged to be non-conforming. Upon resolution of any such dispute in favor of Jazz Pharmaceuticals, UCB shall pay the unpaid balance of such invoice within ten (10) days of such resolution.

7.7 Short Supply Allocation. If Jazz Pharmaceuticals is unable to supply all of UCB’s orders for Product hereunder in a timely manner, Jazz Pharmaceuticals shall allocate its available sources and supplies among UCB, Jazz Pharmaceuticals and Jazz Pharmaceuticals’ other partners (distributors, licensees, agents, etc.) and internal needs in accordance with the [ * ] of each of the parties for that allocation period, provided, however, the foregoing shall in no way modify or mitigate Jazz Pharmaceuticals’ obligation to supply Product properly ordered in accordance with this Agreement or UCB’s rights and remedies under this Agreement in respect of any failure to timely supply, including in respect of a breach hereof and UCB’s rights to appoint a Third Party manufacturer in accordance with Section 2.1(b) or to terminate this Agreement in accordance with Section 14.2(b).

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7.8 Product Expiration.

(a) All Product supplied by Jazz Pharmaceuticals shall have a minimum expiration dating [ * ] at the time of its delivery EXW Jazz Pharmaceuticals’ designated supplier pursuant to Section 7.3.

(b) In the event the applicable Regulatory Authority grants an expiration date less than [ * ], Jazz Pharmaceuticals and UCB shall negotiate in good faith a reasonable minimum expiration, taking into account the differing expiration dates set forth herein for Product.

(c) UCB shall not sell any Product beyond its stated expiration date.

7.9 Certificate of Analysis. With each delivery of the Product to UCB, Jazz Pharmaceuticals shall, in accordance with the terms of the Quality Agreement, provide to UCB (i) a Certificate of Analysis and Certificate of Conformity confirming that the Product has been manufactured in accordance with cGMP and the Product Specifications, (ii) a copy of all batch documentation from the Product manufacturer for the first three (3) batches of Product delivered to UCB and (iii) a copy of the annual stability test report, provided that the provision of the certificates and other documents listed in (i)—(iii) above shall not release UCB from any of its obligations hereunder, including, without limitation, its obligation to conduct all necessary release testing to ensure that the Products distributed in the Territory comply with all applicable regulatory requirements in the Territory.

7.10 Storage. Jazz shall comply with the Quality Agreement in relation to the storage of the Product prior to delivery EXW to UCB. UCB shall at its own expense maintain adequate and suitable storage facilities for the storage of Product delivered to UCB in accordance with cGMP, the Marketing Authorizations, the Quality Agreement and all applicable laws and regulations. Jazz Pharmaceuticals or its representative shall have the right no more than twice per calendar year to inspect, during normal business hours, such storage facilities upon sixty (60) days prior written notice.

7.11 Testing of Product Upon Receipt. UCB shall, as soon as practical after receipt of Product, examine the Product for any apparent non-conformance and carry out or have carried out, routine laboratory testing and other chemical analysis of the Product as required by the relevant Marketing Authorizations and/or Regulatory Authority(ies). UCB shall promptly notify Jazz Pharmaceuticals if such examination or testing establishes the basis to reject the Product for non-conformance. Any such notice shall identify the specific claims of non-conformance and include copies of relevant test results or other materials indicating such non-conformance. Upon receipt of a notification of non-conformance, Jazz Pharmaceuticals and UCB shall compare test results obtained during release testing of the Product by Jazz Pharmaceuticals to the results UCB obtained during acceptance testing to evaluate the potential cause of discrepancy. If Jazz Pharmaceuticals confirms such non-conformity, it shall promptly so notify UCB. If Jazz

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Pharmaceuticals does not confirm such non-conformity, it shall promptly so notify UCB, and the parties shall submit the disputed Product shipment for testing to an independent testing laboratory or other independent Third Party expert mutually acceptable to the parties. Notwithstanding Section 15.2, the findings of the testing laboratory or Third Party expert shall be binding on the parties. The expenses of such testing shall be borne by Jazz Pharmaceuticals if the non-conformity is confirmed, and otherwise by UCB. Without limiting UCB’s other remedies as herein provided, Jazz Pharmaceuticals shall promptly replace properly rejected Product. UCB shall return such Product or, if requested by Jazz Pharmaceuticals, destroy the Product and provide the certification described in Section 7.12.

7.12 Rejection of Shipments For Product Non-Conformance. If UCB rejects a shipment on the determination that such shipment of Product fails to conform to the purchase order therefore or on the grounds that it fails to conform to the Product Specifications, UCB shall give written notice of such rejection to Jazz Pharmaceuticals [ * ] after receipt thereof, in the case of apparent non-conformance, and [ * ] of the receipt of definitive test results obtained pursuant to Section 7.11 in the case of non-conformance established by such tests. Such notice of rejection shall specify the manner in which the Product fails to conform to the relevant purchase order, or otherwise fails to conform to the Product Specifications. If UCB fails to provide Jazz Pharmaceuticals such notice in respect of Product delivered to UCB pursuant to a purchase order within [ * ] as the case may be, of the date of delivery, the Product shall be deemed accepted by UCB; provided, however, that such deemed acceptance shall not (i) impair UCB’s right to reject shipment or recover damages in respect of any non-conformance that is not apparent and cannot be determined by such tests or (ii) reduce, diminish or alter UCB’s rights to indemnification as specified in Article IX hereof or to terminate this Agreement in accordance with Section 14.2(b). If UCB expects to make a claim against Jazz Pharmaceuticals in accordance with this Section 7.12, UCB shall not dispose or allow the disposal of the Product in question without the express written authorization and instructions of Jazz Pharmaceuticals. Any such instructions from Jazz Pharmaceuticals, or UCB’s compliance therewith, shall not relieve UCB of its obligation to dispose of any Product in accordance with all applicable laws and regulations in the relevant country in the Territory. UCB shall not return any rejected Product to Jazz Pharmaceuticals without a Return Material Authorization (“RMA”) from Jazz Pharmaceuticals. Jazz Pharmaceuticals shall promptly issue a RMA for any reasonably rejected Product, provided, however, appropriate samples may be retained by UCB as evidence of the basis for such rejection by UCB. Proof of destruction or disposal shall be certified in writing to Jazz Pharmaceuticals by an officer of UCB. Within [ * ] of receipt of a statement detailing and documenting all of UCB’s costs and expenses associated with Jazz Pharmaceuticals’ delivery of non-conforming Products, including without limitation, any payments made or other Indemnification Amounts arising out of Claims and the return, destruction or disposal of such Product pursuant to this Section 7.12, Jazz Pharmaceuticals shall reimburse UCB for all such amounts. Any disputes between the parties relating to such reimbursement amounts shall be resolved in accordance with the procedures set forth in Section 15.2.

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ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

8.1 Jazz Pharmaceuticals Warranties. Jazz Pharmaceuticals represents and warrants to UCB that as of the Effective Date (unless specified otherwise):

(a) As of the Execution Date, it is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, U.S.A. and has the corporate power to own its assets and properties and to carry on its business as now being and heretofore conducted.

(b) As of the Execution Date, it has all requisite power and authority (corporate and otherwise) to enter into this Agreement and it has duly authorized, by all necessary action, the execution and delivery hereof by the officer or individual whose name is signed on its behalf below. Jazz Pharmaceuticals’ execution and delivery of this Agreement does not and will not conflict with or result in a breach of or a default under its organizational documents or any agreement, instrument, order, law or regulation applicable to it or by which it or the Product may be bound. This Agreement has been duly and validly executed and delivered by Jazz Pharmaceuticals and constitutes Jazz Pharmaceuticals’ valid and legally binding obligation, enforceable against Jazz Pharmaceuticals in accordance with its terms, except as enforcement may be limited by laws of bankruptcy or insolvency or other laws of general application relating to or affecting the enforcement of creditor’s rights and general equitable principles.

(c) At the time of its shipment to UCB, each order of Product shall have been manufactured, stored and shipped in accordance with cGMP, the Product Specifications and the Marketing Authorizations and other applicable laws and regulations, shall be in compliance with the Marketing Authorizations, and shall not be adulterated or misbranded within the meaning of the United States Food, Drug and Cosmetics Act, as in effect at the time of shipment;

(d) At the time of its shipment to UCB, each order of the Product shall conform to the Product Specifications until the expiration of the shelf life approved by the Regulatory Authorities.

(e) Patent Rights, Trademarks and Other Intellectual Property Rights.

(i) Jazz Pharmaceuticals has good title and ownership or rights to the Licensed Intellectual Property free and clear of all liens. To Jazz

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Pharmaceuticals’ actual knowledge, it has all intellectual property rights necessary for (A) the manufacture of the Product by Jazz Pharmaceuticals and the distribution, marketing, promotion and sale by UCB of the Product in the Territory in accordance with the terms of this Agreement and (B) the grant by Jazz Pharmaceuticals to UCB of the rights granted under this Agreement.

(ii) Schedule 8.1(e)(ii) hereto contains a true and complete list of all Patent Rights in the Territory and all Trademarks and all other intellectual property rights of Jazz Pharmaceuticals relating to the Product in the Territory, indicating for each whether it is registered or is the subject of a pending application with any patent and/or trademark office with jurisdiction in the Territory, and all licenses and other contracts and similar rights relating thereto.

(iii) Except as set forth on Schedule 8.1(e)(iii), to Jazz Pharmaceuticals’ actual knowledge, the Product as manufactured and delivered to UCB by Jazz Pharmaceuticals for distribution in the Territory pursuant to this Agreement, and UCB’s use of the Licensed Intellectual Property in the Territory as contemplated hereby, [ * ].

(f) Contracts; No Default.

(i) Except for those contracts set forth on Schedule 8.1(f)(i) and Schedule 8.1(e)(ii) and except for this Agreement, as of the date hereof, there are no material contracts, agreements, understandings, arrangements or commitments, written or oral, including without limitation, manufacturing, supply, sales agency, sales representative, distributor, dealer, license, supplier, wholesaler, or similar contracts or agreements (“Contracts”) of Jazz Pharmaceuticals relating to the Product in the Territory.

(ii) Except as set forth on Schedule 8.1(f)(ii), Jazz Pharmaceuticals and, to Jazz Pharmaceuticals’ actual knowledge, each other party to Jazz Pharmaceuticals’ Contracts referenced in clause (i) above (other than UCB) has performed in all material respects, and is now performing in all material respects, its obligations under, and is not in material default (and would not by the mere lapse of time or the giving of notice or both be in default) under, or in material breach or violation of any of such Contracts; nor has Jazz Pharmaceuticals received notice of any asserted claim of a default by any other party thereto under, or a breach or violation by such other party of any of such Contracts.

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(g) Actions.

(i) Except as set forth on Schedule 8.1(g)(i), there are no Claims pending or, to Jazz Pharmaceuticals’ actual knowledge, threatened against Jazz Pharmaceuticals before any court or regulatory authority that (A) question or challenge the validity of this Agreement or any action taken or proposed to be taken by Jazz Pharmaceuticals pursuant hereto or in connection with the transactions contemplated hereby, or (B) relate to the Product or would if adversely determined, singly or in the aggregate, prohibit or materially impair Jazz Pharmaceuticals’ or UCB’s ability to perform its obligations under this Agreement.

(ii) There are no outstanding judgments, orders, decrees, writs, awards, stipulations, or injunctions of any regulatory authority against or affecting the Product or Jazz Pharmaceuticals with respect to the Product or which would if adversely determined, singly or in the aggregate, prohibit or materially impair Jazz Pharmaceuticals’ or UCB’s ability to perform its obligations under this Agreement.

(h) Approvals. Except as contemplated by this Agreement or set forth on Schedule 8.1(h) or as shall already have been made, obtained or given, no approval of any regulatory authority or other Person is required to be made, obtained or given by or with respect to Jazz Pharmaceuticals or the Product in connection with the execution or delivery by Jazz Pharmaceuticals of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

8.2 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO THE PRODUCT OR UCB’S SALE AND DISTRIBUTION THEREOF IN THE TERRITORY. The warranties given by each party are for the sole benefit of the other party shall not extend to any Third Party. This provision does not affect the right of any patient to pursue legal remedy in the event Jazz Pharmaceuticals provides Product that is adulterated or misbranded or if Product does not meet Product Specifications. Except as provided in Section 2.1, nothing in this Agreement shall be construed as, and Jazz Pharmaceuticals expressly disclaims, any warranty or agreement to furnish any manufacturing information beyond that required to obtain Registrations for the Product in the Territory. UCB agrees that as between UCB and Jazz Pharmaceuticals, UCB alone shall be liable, to the exclusion of Jazz Pharmaceuticals, for the breach of any warranties given by UCB, its Subdistributors or its Sublicensees to customers or others regarding the Product, provided, however, nothing herein shall reduce, diminish or alter UCB’s rights as herein provided including its right to assert claims against Jazz Pharmaceuticals in respect of the same facts that form or might form the basis of Claims against UCB by its Subdistributors or Sublicensees and its or their customers.

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8.3 UCB Warranties. UCB represents and warrants to Jazz Pharmaceuticals that as of the Effective Date (unless specified otherwise):

(a) As of the Execution Date, it is a corporation duly organized, validly existing and in good standing under the laws of England and has the corporate power to own its assets and properties and to carry on its business as now being and heretofore conducted.

(b) As of the Execution Date, it has all requisite power and authority (corporate and otherwise) to enter into this Agreement and it has duly authorized, by all necessary action, the execution and delivery hereof by the officers or individuals whose name is signed on its behalf below. UCB’s execution and delivery of this Agreement does not and will not conflict with or result in a breach of or a default under its organizational documents or any agreement, instrument, order, law or regulation applicable to it or by which it or the Product may be bound. This Agreement has been duly and validly executed and delivered by UCB and constitutes UCB’s valid and legally binding obligation, enforceable against UCB in accordance with its terms, except as enforcement may be limited by laws of bankruptcy or insolvency or other laws of general application relating to or affecting the enforcement of creditor’s rights and general equitable principles.

(c) During the term of this Agreement, it shall and shall require its Subdistributors, Sublicensees and Third Party manufacturers to manufacture (if applicable), store, package, label, promote, market, sell and distribute the Product in compliance with this Agreement, the Registrations and all applicable laws and regulations.

(d) Contracts; No Default.

(i) Except for those Contracts set forth on Schedule 8.1(e)(i) and except for this Agreement, as of the date hereof, there are no material Contracts of UCB relating to the Product in the Territory.

(ii) Except as set forth on Schedule 8.1(d)(ii), UCB and, to UCB’s actual knowledge, each other party to UCB’s Contracts referenced in clause (i) above (other than Jazz Pharmaceuticals) has performed in all material respects, and is now performing in all material respects, its obligations under, and is not in material default (and would not by the mere lapse of time or the giving of notice or both be in default) under, or in material breach or violation of any of such Contracts; nor has UCB received notice of any asserted claim of a default by any other party thereto under, or a breach or violation by such other party of any of such Contracts.

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(e) Actions.

(i) Except as set forth on Schedule 8.1(e)(i), there are no Claims pending or, to UCB’s actual knowledge threatened against UCB before any court or regulatory authority that (A) question or challenge the validity of this Agreement or any action taken or proposed to be taken by UCB pursuant hereto or thereto or in connection with the transactions contemplated hereby, or (B) would if adversely determined, singly or in the aggregate, prohibit or materially impair Jazz Pharmaceuticals’ or UCB’s ability to perform its obligations under this Agreement.

(ii) There are no outstanding judgments, orders, decrees, writs, awards, stipulations, injunctions of any regulatory authority against or affecting UCB which would if adversely determined, singly or in the aggregate, prohibit or materially impair UCB’s ability to perform its obligations under this Agreement.

(f) Approvals. Except as contemplated by this Agreement or set forth on Schedule 8.1(f) or as shall already have been made, obtained or given, no approval of any regulatory authority or other Person is required to be made, obtained or given by or with respect to UCB or the Product in connection with the execution or delivery by UCB of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

ARTICLE IX

INDEMNIFICATION

9.1 Indemnification by Jazz Pharmaceuticals. Subject to Section 9.2, Jazz Pharmaceuticals shall indemnify and hold harmless UCB and its directors, officers, employees and agents from and against all claims, disputes, actions, arbitrations, mediations, litigations, proceedings, suits and governmental investigations brought by a Third Party and any appeal therefrom (the “Claims”) and all liabilities, damages, losses, costs and expenses (including reasonable attorneys’ fees and expenses in respect of Claims and to enforce rights to indemnification as herein provided (“Indemnification Amounts”)) arising out of (i) a breach by Jazz Pharmaceuticals of any representation, warranty or covenant provided in this Agreement, including, without limitation, the representations and warranties set forth in Section 8.l, (ii) an allegation that bodily injury (including death) or tangible personal property damage was caused by, resulted from or arose out of the use of the Product for a Licensed Indication by whomsoever such Product was sold (including UCB, its Subdistributors and Sublicensees) and regardless of

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the legal theory on which such Claim is based, except, however, where such bodily injury and/or property damage is due to (a) a circumstance described in Section 9.2(i) or 9.2(iii) hereof or (b) failure of a Third Party manufacturer appointed by UCB pursuant to Section 2.1 to manufacture, store or ship the Product in accordance with cGMP, the Marketing Authorizations and other applicable laws and regulations or due to the action or inaction of such Third Party manufacturer which causes the Product to be adulterated or misbranded within the meaning of the United States Food, Drug and Cosmetic Act, as in effect at the time of shipment; and (iii) negligence, gross negligence or willful misconduct of or attributable to Jazz Pharmaceuticals, its sublicensees (other than UCB, its Subdistributors, Sublicensees or Third Party manufacturers), contractors, manufacturers and its or their directors, officers, agents, employees, consultants or clinical investigators in connection with the manufacture, storage or supply of API and/or the Product.

9.2 Indemnification by UCB. UCB agrees to indemnify, defend and hold harmless Jazz Pharmaceuticals and its directors, officers, employees and agents from and against all Claims and Indemnification Amounts arising out of (i) a breach by UCB of any representation, warranty or covenant provided in this Agreement, (ii) an allegation that bodily injury (including death) or tangible personal property damage was caused by, resulted from or arose out of the Products sold by UCB, its Subdistributors, Sublicensees or Third Party manufacturers that were used other than for a Licensed Indication, regardless of the legal theory on which such Claim is based, except, however, where such bodily injury and/or property damage is due to a circumstance described in Sections 9.1(i) and 9.1(iii) hereof, (iii) negligence, gross negligence or willful misconduct of or attributable to UCB, its Subdistributors, Sublicenses or Third Party manufacturers and its or their directors, officers, agents, employees, consultants or clinical investigators in connection with the storage, packaging, labeling, promotion, marketing, sale and distribution of the Product in the Territory; and (iv) except to the extent that Jazz Pharmaceuticals indemnifies UCB under Section 9.1, any express or implied warranty, whether oral or written, including any implied warranty or the merchantability or fitness of the Product for a particular purpose asserted by any customer of UCB, its Subdistributors or Sublicensees, if such warranty was extended by or arising from any undertaking, action or inaction of UCB, its Subdistributors or Sublicensees.

9.3 Procedure. A party seeking indemnification (an “indemnified party”) shall give the other party (an “indemnifying party”) written notice of any Claim promptly upon becoming aware thereof. The indemnifying party shall have sole and exclusive control of the defense of any Claim, including the choice and direction of legal counsel. The indemnified party shall have the right to participate in such defense through its own counsel, at its own expense. Neither party may settle or compromise any Claim for which indemnification is being sought without the written consent of the other party, which may not be unreasonably withheld.

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9.4 Insurance. Both parties shall maintain during the Term of this Agreement, and for a reasonable period thereafter, general liability insurance (whether Third Party insurance or self-insurance provided through a captive insurance subsidiary), which insurance shall include product liability coverage and shall be in amounts and of a type customarily maintained by companies similarly situated. Such insurance shall provide [ * ] ($[ * ]) Dollars in coverage [ * ]. Each party shall use commercially reasonable efforts to name the other party as an additional insured on such party’s insurance policy(ies). On or prior to the Effective Date, each party shall deliver to the other evidence of its insurance.

ARTICLE X

INTELLECTUAL PROPERTY RIGHTS

PERFECTION AND USE

10.1 License Perfection. In the event that the execution and filing of any document is required in connection with the license granted in Section 2.2 to UCB for the Trademarks or Patent Rights under the laws of any country in the Territory, UCB shall promptly notify Jazz Pharmaceuticals, and Jazz Pharmaceuticals shall cause such document to be executed and filed, and UCB shall sign such document if necessary and otherwise cooperate in the filing thereof.

10.2 Quality Standards. All Products sold and marketed under the Trademarks by UCB or its Subdistributors or Sublicensees, including all related advertising, promotional materials, and all other related uses of the Trademarks shall comply with the reasonable trademark use standards adhered to by Jazz Pharmaceuticals in the manufacture, sale and promotion of the Product, which such standards are set forth in Appendix E. In particular, and without limiting the generality of the foregoing, upon reasonable request by Jazz Pharmaceuticals, UCB shall provide Jazz Pharmaceuticals with samples of Products bearing the Trademarks, as well as copies of all materials, including but not limited to brochures, professional literature, packaging and consumer instructions, which are created or intended for use by UCB, its Subdistributors and/or Sublicensees in the advertising, promotion, marketing or sale or other distribution of the Product in the Territory, for examination and testing to verify compliance with the trademark use standards set forth in Appendix E. UCB shall also permit Jazz Pharmaceuticals, not more than [ * ] and upon thirty (30) days prior written notice and at reasonable times during normal business hours, to examine stocks of the Product held by it or its Subdistributors or Sublicensees to verify compliance with such standards. Jazz Pharmaceuticals shall notify UCB in writing of any noncompliance herewith, and UCB shall use Commercially Reasonable Efforts to correct the problem and bring such Products into compliance with applicable standards.

10.3 Use of Trademarks. UCB shall and shall cause its Subdistributors and Sublicensees to market the Product in the Narcolepsy Indication under the Narcolepsy Trademarks; provided, however that if the Narcolepsy Trademarks are unavailable or unusable in

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a particular country in the Territory for the Narcolepsy Indication, the parties shall mutually agree on a suitable alternative. In addition, to the extent permitted by applicable law in each country in the Territory, where that Product has been manufactured by Jazz Pharmaceuticals, all labeling for the Product shall bear a legend, identifying Jazz Pharmaceuticals as the manufacturer of the Product for UCB.

10.4 Narcolepsy: Registration and Approvals. Attached hereto as Appendix B is a list of the registrations and pending applications for registration for the Narcolepsy Trademarks and Patent Rights in the Territory for use in relation to the Narcolepsy Indication. Jazz Pharmaceuticals shall at its sole cost file applications and maintain trademark registrations (including for the Trademarks and any alternative trademarks pursuant to Section 10.3) and patent registrations (including for the Patent Rights) in each country in the Territory including without limitation the registrations and pending applications for the Narcolepsy Trademarks and Patent Rights in each country listed in Appendix B as shall be reasonably useful or necessary to protect UCB’s rights under this Agreement; provided, however, that if Jazz Pharmaceuticals shall fail to file a useful or necessary application or maintain a useful or necessary registration for any trademarks, alternative trademarks or patents in a country in the Territory, or to maintain the Trademarks and Patent Rights registrations in each country listed in Appendix B, UCB shall have the right to file such applications and maintain such registrations in each such country in the Territory for such trademarks, alternative trademarks or patents at the expense and in the name and on behalf of Jazz Pharmaceuticals (or in UCB’s own name if that is not permitted in the applicable country). Such registration and use of the Trademarks and Patent Rights shall inure to the benefit of and be on behalf of Jazz Pharmaceuticals. On any termination of this Agreement pursuant to Article XIV hereof, UCB shall promptly assign to Jazz Pharmaceuticals registrations and any applications for registration of trademarks, alternative trademarks registered pursuant to Section 10.3 or patents for the Product in the Territory filed in its name pursuant to this Section 10.4.

10.5 Licensed Indications other than the Narcolepsy Indication: Registration and Approvals.

(a) Jazz Pharmaceuticals shall, at least 1 month prior to making an application, consult UCB as to the name(s) and, if applicable, form(s) of the trademark(s) it wishes to apply to register in the Territory for use with the Product in relation to the Licensed Indications other than the Narcolepsy Indication. Jazz Pharmaceuticals agrees to hold good faith discussions with UCB about such applications and to give due consideration to UCB’s representations.

(b) Jazz Pharmaceuticals shall at its sole cost file applications and maintain trademark registrations (including the Other Licensed Trademarks and any alternative trademarks pursuant to Section 10.6) and patent registrations (including for the Patent Rights) in

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each country in the Territory as shall be necessary to protect UCB’s rights under this Agreement; provided, however, that if Jazz Pharmaceuticals shall fail to file a necessary application or maintain a necessary registration for any trademarks, alternative trademarks or patents in a country in the Territory UCB shall have the right to file such applications and maintain such registrations in each such country in the Territory for such trademarks, alternative trademarks or patents at the expense and in the name and on behalf of Jazz Pharmaceuticals (or in UCB’s own name if that is not permitted in the applicable country). Such registration and use of the Other Licensed Trademarks and Patent Rights shall inure to the benefit of and be on behalf of Jazz Pharmaceuticals. Appendix B shall be updated by Jazz Pharmaceuticals at least every 12 months to list all registrations and pending applications for registration for the Other Licensed Trademarks and Patent Rights in the Territory for use in relation to the Licensed Indication other than the Narcolepsy Indication.

10.6 Use of the Other Licensed Trademarks. UCB shall and shall cause its Subdistributors and Sublicensees to market the Product in the Licensed Indications other than the Narcolepsy Indication under the Other Licensed Trademarks; provided, however that if the Other Licensed Trademarks are unavailable or unusable in a particular country in the Territory for the Licensed Indications other than the Narcolepsy Indication, the parties shall mutually agree on a suitable alternative. In addition, to the extent permitted by applicable law in each country in the Territory, where that Product has been manufactured by Jazz Pharmaceuticals, all labeling for the Product shall bear a legend, identifying Jazz Pharmaceuticals as the manufacturer of the Product for UCB.

10.7 Reservation of Rights. Except as otherwise provided herein, (i) nothing in this Agreement shall entitle UCB to any right, title or interest in or to any of the Patent Rights, Know How, Manufacturing Know How, Trademarks, Improvements, and Proprietary Information of Jazz Pharmaceuticals or any associated goodwill, which is and shall remain the sole and exclusive property of Jazz Pharmaceuticals and (ii) UCB shall not take and shall cause its Subdistributors, Sublicensees and Third Party manufacturers to not take any action that might (a) impair any right, title or interest of Jazz Pharmaceuticals in and to the Patent Rights, Know How, Manufacturing Know How, Trademarks, Improvements and Proprietary Information; or (b) create any right, title or interest in or to such Patent Rights, Know How, Trademarks, Improvements and Proprietary Information in UCB or any other Person. UCB acknowledges Jazz Pharmaceuticals’ proprietary rights as provided in the preceding sentence, and hereby waives in favor of Jazz Pharmaceuticals any right UCB may have in and to the Patent Rights, Know How, Manufacturing Know How, Trademarks, Improvements and Proprietary Information except as herein provided.

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ARTICLE XI

INTELLECTUAL PROPERTY INFRINGEMENTS

11.1 Protection of Intellectual Property. UCB shall cooperate with Jazz Pharmaceuticals and take all reasonable actions which Jazz Pharmaceuticals may reasonably request, at Jazz Pharmaceuticals’ sole cost and expense, in order to protect and enforce Jazz Pharmaceuticals’ intellectual property rights, including, but not limited to, carrying out any act Jazz Pharmaceuticals may reasonably require in connection with any registration, enforcement or protection thereof. UCB shall promptly notify Jazz Pharmaceuticals upon becoming aware of any use in the Territory by a Third Party of the Patent Rights, Know How, Manufacturing Know How, Trademarks, Improvements or Proprietary Information of Jazz Pharmaceuticals related thereto, or any other Jazz Pharmaceuticals intellectual property relating to the Product which may constitute an infringement thereof. Jazz Pharmaceuticals shall have the first right, at its option, to institute proceedings against Third Party infringers in respect of such infringements occurring in the Territory. If Jazz Pharmaceuticals elects not to institute such proceedings within a period of thirty (30) days after its discovery of the infringement, UCB shall have the right at its option to do so. The party instituting proceedings in the Territory pursuant to this Article XI shall bring all such proceedings in the name of both parties. Jazz Pharmaceuticals shall have the exclusive right in its sole discretion to institute proceedings solely in its name against Third Party infringers in respect of infringements occurring outside the Territory. Each party shall cooperate fully with the other party in connection with any such proceedings against third-party infringers. All expenses of any such proceedings shall be borne by the party instituting the proceedings and damages which may be awarded or agreed upon in settlement of such action shall be allocated first to reimburse the documented costs of the proceedings incurred by the party bringing suit, with the balance of such amounts, if any, to be allocated between the parties in accordance with their relative economic loss from such infringement.

ARTICLE XII

IMPROVEMENTS

12.1 Improvements by UCB. Subject to UCB’s rights therein as provided elsewhere in this Agreement, including without limitation Section 2.2, UCB hereby irrevocably assigns, releases, and transfers to Jazz Pharmaceuticals its entire right, title and interest in and to any Improvement solely relating to the API and/or a Product (whether patentable or not) made or conceived solely or jointly by UCB employees or contractors.

12.2 Improvements by Jazz Pharmaceuticals. Subject to UCB’s rights therein as provided elsewhere in this Agreement, including without limitation Section 2.2, Jazz Pharmaceuticals shall own all right, title and interest in and to any Improvement relating to the API and/or Product (whether patentable or not) made or conceived solely or jointly by Jazz Pharmaceuticals employees or by any Jazz Pharmaceuticals contractor, other than UCB, including, without limitation, any manufacturing or analytical process, procedure or method or any source of synthesis given to UCB.

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12.3 Disclosure. UCB shall promptly disclose to Jazz Pharmaceuticals any and all Improvements relating to the API and/or Product by UCB’s employees, Subdistributors, Sublicensees or contractors, either alone or together with Jazz Pharmaceuticals’ employees or contractors. UCB, its Subdistributors and Sublicensees shall execute at Jazz Pharmaceuticals’ expense any assignments, applications or other instruments or documents reasonably requested by Jazz Pharmaceuticals to obtain, maintain, and otherwise to perfect Jazz Pharmaceuticals’ interest therein as provided by this Agreement. UCB’s obligations hereunder shall survive termination of this Agreement.

ARTICLE XIII

CONFIDENTIALITY

13.1 Proprietary Information. During the Term hereof and for a period of [ * ] years thereafter, any Proprietary Information disclosed by one party (the “Disclosing Party”), directly or indirectly, to the other party (the “Receiving Party”) under this Agreement shall be deemed confidential, and trade secret information, whether so designated or not, and shall not be disclosed by the Receiving Party to any Third Party, except as set forth below. Access to such Proprietary Information shall be limited to employees, agents, consultants or contractors of the Receiving Party who reasonably require such Proprietary Information for purposes of performing the Receiving Party’s obligations hereunder and who are bound to the Receiving Party by similar obligations in respect of confidentiality and use. Such employees, agents, consultants or contractors shall be advised of the nature and existence of the undertakings in respect of such Proprietary Information pursuant to this Agreement and of the applicability of such undertakings to them. The Receiving Party shall use such Proprietary Information only to carry out its obligations or to exercise its rights hereunder and shall not use such Proprietary Information for its own benefit or for the benefit of others or in any way inconsistent with this Agreement.

13.2 Exclusions. Information shall not be deemed Proprietary Information which:

(a) at the time of disclosure, is already in the public domain or thereafter becomes part of the public domain through no act or omission of the Receiving Party;

(b) was rightfully in the possession of the Receiving Party prior to the time of the disclosure;

(c) is independently disclosed to the Receiving Party by a Third Party who has not violated any confidential obligation owed to the Disclosing Party;

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(d) was independently developed by the Receiving Party without any use of or reliance on any Proprietary Information of the Disclosing Party;

(e) is required to be disclosed by legal process, provided that, in each case the party so disclosing information timely informs the other and uses its best efforts to limit the disclosure and maintain confidentiality to the extent possible and permits the other party to attempt by appropriate legal means to limit such disclosure;

(f) is information which is required to be included in patent applications or required to be provided to the FDA or any other Regulatory Authority in the Territory in order that Registrations for the Product can be obtained or otherwise to comply with applicable regulatory requirements; provided, however, that no Proprietary Information of UCB or Jazz Pharmaceuticals shall be disclosed in any such patent application or Registration without the prior written consent of the Disclosing Party, which consent shall not be unreasonably withheld; or

(g) is information which is required to be disclosed to customers, users, and prescribers of the Product or which is reasonably necessary to disclose in connection with the ethical marketing of the Product, if applicable.

13.3 Third Party Disclosure. Disclosure by the Receiving Party to a Third Party shall be made only to the extent necessary to enable the Receiving Party to comply with its contractual obligations to the Disclosing Party, and only if such Third Party has executed a confidentiality agreement containing terms that are at least as protective as the terms of this Agreement.

13.4 Third Party Confidentiality Agreement. Each Third Party to which Proprietary Information is disclosed other than a regulatory authority shall agree in writing prior to such disclosure to keep the Proprietary Information in strict confidence.

13.5 Confidentiality of Agreement. Except as otherwise required by law, applicable regulations or the terms of this Agreement or as mutually agreed upon by the parties hereto, each party shall treat as confidential the terms and conditions of this Agreement.

13.6 Prior Confidentiality Agreement. The Confidentiality Disclosure Agreement between Orphan Medical and Celltech hereto dated 20 November 2002 is hereby superseded and terminated. Any disclosure of Proprietary Information by either Orphan Medical or Celltech pursuant to such Confidentiality Agreement shall be deemed to have been made hereunder and shall be subject to this Article 13.

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ARTICLE XIV

TERM AND TERMINATION

14.1 Term. This Agreement shall become effective as of the Effective Date and, subject to earlier termination in accordance with its terms, shall remain in full force and effect until the last of Jazz Pharmaceuticals’ Patent Rights to expire or ten (10) years from the date UCB receives approval from the EMEA to commercially promote and distribute Product in the relevant Licensed Indication, whichever is longer. This Agreement will be automatically extended indefinitely thereafter unless and until terminated by UCB upon not less than twelve (12) months written notice to Jazz Pharmaceuticals. All references herein to “Term” or “Term of this Agreement” shall be deemed to include both the initial and any extended terms.

14.2 Mutual Termination. This Agreement may be terminated prior to its normal Term as follows:

(a) Either party may terminate this Agreement immediately upon notice if the other party files a petition of any type as to its bankruptcy, is declared bankrupt, becomes insolvent, makes an assignment for the benefit of creditors, goes into liquidation or receivership, or otherwise loses legal control of its business involuntarily.

(b) Either party may terminate this Agreement if the other party materially defaults or commits a material breach of this Agreement and has failed to cure such default or breach within [ * ] of receipt of written notice thereof from the first party.

(c) Either party may terminate this Agreement in accordance with Section 16.2.

14.3 Termination by Jazz Pharmaceuticals. In addition to its termination rights under Section 14.2, Jazz Pharmaceuticals may terminate this Agreement upon written notice to UCB if any of the following occurs otherwise than due to the default of Jazz Pharmaceuticals and continues uncured for a period of [ * ] following receipt of written notice thereof from Jazz Pharmaceuticals:

(a) UCB shall have failed to meet the applicable minimum royalty payment requirements for the Product as provided in Article IV hereof.

(b) UCB ceases to sell the Product throughout the Territory (other than as a result of Jazz Pharmaceuticals’ default and/ or where the cessation of selling arises from circumstances contemplated and separately addressed in Section 16.2 (Force Majeure)).

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14.4 Termination by UCB. In addition to its termination rights under Section 14.2, UCB may terminate this Agreement upon written notice to Jazz Pharmaceuticals as follows:

(a) on 9 months’ written notice, if (i) UCB is entitled to take over the manufacture of the Product or appoint a Third Party manufacturer pursuant to Section 2.1(b), (ii) UCB determines in good faith that there would be a significant impact on UCB’s ability to commercialize the Product in the Territory and (iii) UCB reasonably concludes that assuming responsibility for manufacturing itself or transferring the manufacture to a Third Party manufacturer could not be achieved in sufficient time to avoid such significant impact;

(b) immediately, upon withdrawal of all of the Marketing Authorizations for the Product in [ * ]; or

(c) on [ * ] written notice, for any reason.

14.5 Rights and Obligations on Termination. In the event of termination of the whole of this Agreement for any reason, the parties shall have the following rights and obligations:

(i) Neither party shall be released from the obligation to make payment of all amounts then or thereafter due and payable in respect of the Term prior to such termination as otherwise herein provided.

(ii) Except as provided in Section 14.7, UCB shall cease to market, promote, sell and distribute the Product and shall return to Jazz Pharmaceuticals, at UCB’s expense, all copies of promotional and technical materials and artwork provided by Jazz Pharmaceuticals; provided, however, that if this Agreement is terminated in whole by UCB pursuant to Section 14.2(b) or Section 14.4(a) or (b), Jazz Pharmaceuticals shall pay all expenses related to such return of materials and artwork;

(iii) Jazz Pharmaceuticals [ * ], if UCB [ * ] under Section [ * ], [ * ] of [ * ] and [ * ] at the [ * ] by UCB [ * ] or direct UCB to [ * ] Third Party or parties selected by Jazz Pharmaceuticals at the [ * ] by UCB; provided, however, that if this Agreement is terminated by UCB pursuant to Section 14.2(b) or Section 14.4(a) or (b), Jazz Pharmaceuticals [ * ] by UCB if UCB [ * ] under Section [ * ];

(iv) UCB shall return or, if requested by Jazz Pharmaceuticals, destroy all of Jazz Pharmaceuticals’ Proprietary Information, including, if applicable, all electronic copies thereof and shall certify in writing that it has done so;

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(v) UCB shall comply with the provisions of Section 10.4 regarding the assignment to Jazz Pharmaceuticals of trademark and/or patent rights registrations filed in UCB’s name; and

(vi) if UCB has contracted with a Third Party or if UCB and/or its Affiliates have taken over responsibility for the manufacturing of the Product in the Territory, UCB shall continue to manufacture or have manufactured the Product being manufactured by UCB and/or its Affiliates for supply of the Product in the Territory to Jazz Pharmaceuticals during the shorter of (i) the twelve (12) month period following termination and (ii) the period following termination and prior to Jazz Pharmaceuticals’ establishment of its own manufacturing capabilities and/or Third Party manufacturing and supply arrangements with respect to the Product for the Territory, provided, however, that:

(a) if this Agreement is terminated by UCB pursuant to Section 14.2(b) or Sections 14.4(a) or 14.4(b), Jazz Pharmaceuticals shall pay UCB for the manufacture of Product [ * ]; or

(b) if this Agreement is terminated by (i) Jazz Pharmaceuticals pursuant to Section 14.2(b) or Sections 14.3(a) or (b) or (ii) UCB pursuant to Section 14.4(b), Jazz Pharmaceuticals shall pay UCB for the manufacture of Product [ * ]; and

(c) UCB shall during such period (i) to the extent legally permissible, assign to Jazz Pharmaceuticals all Third Party manufacturing and supply agreements relating exclusively to the Product in the Territory, (ii) transfer to Jazz Pharmaceuticals all manufacturing know-how in its possession or control, and (iii) provide Jazz Pharmaceuticals with such other assistance, at [ * ] as to [ * ], as Jazz Pharmaceuticals reasonably requires for the purpose of establishing its own manufacturing capabilities and/ or Third Party manufacturing and supply arrangements with respect to the Product in the Territory.

14.6 Partial Termination. In the event that a cause of termination shall relate solely to any country not subject to regulation by the EMEA, then termination of this Agreement shall be limited and applied only to such country or portion of the Territory.

14.7 Sell-Off Period. Notwithstanding anything to the contrary in Section 14.4 hereto, upon expiration or termination of this Agreement, UCB shall have the right to continue to distribute its existing inventory of non-expired Product for a period of [ * ] after the effective

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date of expiration or the effective date of termination of this Agreement as the case may be. Any such continued distribution shall be in accordance with all applicable laws and regulations and the terms of this Agreement.

14.8 Survival. The provisions of Articles I (Definitions), VIII (Representations & Warranties), IX (Indemnification), XIII (Confidentiality), XIV (Term and Termination), XV (Arbitration), and XVII (Miscellaneous), as well as the provisions of Articles III (Compliance with Laws and Regulations), XI (Intellectual Property Infringement), XII (Improvements) Article XIII (Confidentiality), Article XIV (Termination), Article XV (Arbitration), Article XVII (Miscellaneous) and the other provisions hereof which by their terms are intended to survive the expiration or termination of this Agreement (including without limitation, Section 4.9 (Books and Records)) shall survive any termination or expiration of this Agreement.

14.9 Assignment of Authorizations. As soon as possible following the expiration or earlier termination of this Agreement, UCB shall take all necessary steps to ensure expeditious assignment of all Marketing Authorizations and Orphan Drug Designations which are in UCB’s name to Jazz Pharmaceuticals. If an assignment to Jazz Pharmaceuticals is prohibited under the laws of a country in the Territory, UCB agrees to and hereby grants Jazz Pharmaceuticals authorization to distribute the Product under such Marketing Authorization until Jazz Pharmaceuticals or its designee has obtained Marketing Authorizations and Orphan Drug Designations in its own name for the Product in that country; provided that Jazz Pharmaceuticals shall defend, indemnify and hold harmless UCB from and against all Claims and Indemnification Amounts of whatsoever kind or nature that result from, arise out of or relate to Jazz Pharmaceuticals’ distribution of the Product under the Marketing Authorizations and Drug Designations continuing in UCB’s name as contemplated by this Section 14.9.

14.10 Rights on Termination for Cause. In the event of termination of this Agreement by Jazz Pharmaceuticals pursuant to the provisions of Sections 14.2(a) or (b) or 14.3 (a) – (b), UCB shall provide to Jazz Pharmaceuticals, at no expense to Jazz Pharmaceuticals, its then current list of prospects and customers, including company name, contact, address and telephone number.

14.11 No Compensation. In the event of any expiration or termination of this Agreement for any reason, neither party shall owe any compensation to the other party for lost profits, lost opportunities, good will, or any other loss or damage in respect of future periods as a result of or arising from such termination or expiration.

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ARTICLE XV

ARBITRATION

15.1 Litigation Rights Reserved. If any dispute arises with respect to the unauthorized use of Proprietary Information by either Party or, Jazz Pharmaceuticals’ Trademarks, Patent Rights, Know How, Manufacturing Know How, and Improvements by UCB, or with respect to acts or omissions of UCB or Jazz Pharmaceuticals relating to the Product which in the good faith discretion of Jazz Pharmaceuticals or UCB, as the case may be, negatively impact the safety of the public, Jazz Pharmaceuticals or UCB, as the case may be, may seek any available equitable remedy from a court of competent jurisdiction.

15.2 Arbitration. Except as provided in Sections 7.11, 15.1 and subject to Section 15.3, all disputes arising between the parties in connection with this Agreement shall be settled as follows:

(a) initially, through discussion between the parties;

(b) if no resolution can be reached through such discussions, then either party may request that the matter be referred to the parties’ respective Chief Executive Officers for resolution by same; and

(c) if no resolution can be reached by the parties’ respective Chief Executive Officers within thirty (30) days of referral to them under Section 15.2(b) then the dispute shall be submitted to arbitration for settlement. The arbitration shall take place in New York, New York, and be conducted by the American Arbitration Association in accordance with the commercial arbitration rules thereof (the “Rules”) except as modified hereby. All necessary determinations, including the arbitration decision, shall be made by a panel of three arbitrators (the “Panel”). Within ten (10) days after delivery of a notice of arbitration, each of the two parties shall select one arbitrator as a member of the Panel. The two parties shall select as the third member of the Panel an independent arbitrator with no past or current business affiliations with either party, and if the parties cannot agree on such independent arbitrator within ten (10) days after delivery of a notice of arbitration, such independent arbitrator shall be selected in accordance with the Rules. The Panel shall establish a schedule of discovery and hearing such that the Panel’s final written decision shall be issued within one hundred and twenty (120) days after selection of the independent arbitrator serving on the Panel. Each party must produce all relevant non-privileged documents requested by the other party within thirty (30) days after the request therefore. The Panel’s decision must be in writing and shall set forth the reasons therefore. Such decision shall be conclusive determination of the matter and binding on the parties, shall have the effect of an arbitration award, and shall not (to the extent permitted by applicable law) be contested by any of them. The fees and expenses of an arbitrator selected by a party shall be borne by such party. The fees and expenses of the third independent arbitrator shall initially be borne equally by the parties, and shall be allocated between the parties in accordance with the final decision of the Panel, which decision shall allocate such fees between the parties as determined by the Panel.

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15.3 Governing Law. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, U.S.A., excluding (i) its choice of law rules and (ii) the United Nations Convention on the International Sale of Goods, provided that enforcement and operation of the arbitration agreement contained in Section 15.2 hereof, and the enforcement of any award rendered pursuant thereto, shall be governed by United States federal law to the exclusion of State law.

ARTICLE XVI

FORCE MAJEURE

16.1 Events of Force Majeure. Anything in this Agreement to the contrary notwithstanding, neither party shall be liable or responsible for any failure or delay in performance (excluding [ * ]) due to causes affecting such party and, in the case of Jazz Pharmaceuticals, its designated suppliers, and, in the case of UCB, its Subdistributors, Sublicensees and Third Party manufacturers, beyond the reasonable control of such party, including, without limitation, any act of God; regulation or law of any government or an agency thereof, excluding, however, if a regulatory authority enjoins manufacture of the Product or otherwise closes the Product manufacturing facilities due to Jazz Pharmaceuticals’ failure to comply with cGMP or any other breach by Jazz Pharmaceuticals of its obligations under this Agreement; war; terrorism; insurrection or civil commotion; earthquake, tornado, fire, flood or storm; epidemic; or failure of public utilities or common carriers. Such excuse shall continue as long as the condition preventing the performance continues. Upon cessation of such condition, such party shall promptly resume performance hereunder.

16.2 Notice. A party affected by an event of force majeure shall give the other party prompt written notice of the occurrence of any event of force majeure and the nature and duration thereof. An affected party shall use all Commercially Reasonable Efforts to resume performance as quickly as possible and to give the other party prompt written notice when it is again fully able to perform such obligations. If such event of force majeure continues for more than one hundred eighty (180) days, either party may terminate this Agreement by giving ten (10) days written notice to the other party. If UCB is the affected party, such notice of resumption of performance shall state the quantities of Product Jazz Pharmaceuticals needs to ship to enable UCB to resume performance of obligations.

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ARTICLE XVII

MISCELLANEOUS

17.1 Notices. All notices to the parties shall be made at the following addresses (or at such other address as shall be specified by it by like notice):

To:	Jazz Pharmaceuticals, Inc. Attention: Chief Executive Officer 3180 Porter Drive
Palo Alto, California 94304 United States Copy: General Counsel
Fax: +1 650 496 3781

To:	UCB Pharma Limited
Attention: Vice President, Legal Affairs
208 Bath Road Slough Berkshire
SL1 3WE Fax: +44 (0) 1753 447859

Notices permitted or required to be given hereunder shall be deemed sufficient if given by (a) overnight express mail via an internationally-recognized carrier, (b) private courier service or (c) facsimile transmission with electronic confirmation of receipt. Notices so given shall be effective (1) upon receipt by the party to whom notice is given, or (2) on the second (2nd) day following delivery to the international carrier or courier, as may be the case, whichever occurs first.

17.2 Waiver. No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.

17.3 Entire Agreement. This Agreement, the Schedules and Appendices, the Quality Agreement and the Pharmacovigilance Agreement hereto constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede all previous agreements by and between the parties as well as all proposals, oral or written, and all negotiations, conversations or discussions heretofore had between the parties related to this Agreement, including (without limitation) the Prior Agreement.

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17.4 Conflicts. In the event of any conflict between the terms of this Agreement, the Quality Agreement and the Pharmacovigilance Agreement, the terms of this Agreement shall prevail.

17.5 Amendment. No modification or amendment of this Agreement shall be binding unless in writing and signed by both parties.

17.6 Headings. Article, section and paragraph headings used in this Agreement are for convenience only, have no legal significance, and in no way change the construction or meanings of the terms hereof.

17.7 Relationship of the Parties. The parties shall be deemed independent contractors of each other and, as such, they shall not be entitled to any benefits applicable to employees of the other party. Nothing contained in this Agreement shall be construed or implied to create an agency, partnership, or employer and employee relationship between Jazz Pharmaceuticals and UCB. At no time shall one party make commitments or incur any charges or expenses for or in the name of the other party except as specifically provided herein.

17.8 Assignment. Neither party may assign this Agreement without the prior written consent of the other party except that either Jazz Pharmaceuticals or UCB may assign this Agreement (a) to an Affiliate or (b) in connection with a merger, stock sale, or the sale or transfer of all or substantially all of the assets of such party or the division of such party manufacturing or marketing the Product, as the case may be, provided, however, any permitted assignee shall assume all obligations of its assignor under this Agreement and in the case of clause (a), the assigning party shall remain primarily liable for the performance of such Affiliate. Any purported assignment in violation of the foregoing sentence shall be null and void. No assignment shall relieve either party of responsibility for the performance of any accrued obligation under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the permitted successors or permitted assigns of UCB and Jazz Pharmaceuticals, respectively.

17.9 Severability. If any term or condition of this Agreement is found by a court of competent jurisdiction to violate the provisions of any applicable statute, law or regulation, the remainder of this Agreement shall remain in full force and effect. The parties shall then negotiate in good faith to modify this Agreement, to the extent necessary to make the affected term or condition of this Agreement valid and enforceable, having full regard for the original intent of the parties.

17.10 Publicity. This Agreement is confidential and neither party shall issue press releases or engage in other types of publicity of any nature (whether written or oral) dealing with the existence or details of this Agreement without the other party’s prior written approval, which

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approval shall not be unreasonably withheld; provided that, approval of such disclosure shall be deemed to be given to the extent such disclosure is required to comply with governmental rules, regulations or requirements. In such event, the disclosing party shall furnish a copy of such disclosure to the other party.

17.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same Agreement. This Agreement may be executed and delivered via facsimile transmission with the same force and effect as if it were executed and delivered in writing. In making proof of this Agreement, it shall not be necessary to produce or account for more than one fully executed counterpart.

17.12 LIMITATION OF DAMAGES. NEITHER JAZZ PHARMACEUTICALS NOR UCB SHALL HAVE ANY LIABILITY OF ANY KIND TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, EVEN IF JAZZ PHARMACEUTICALS OR UCB, AS THE CASE MAY BE, SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE BY THE OTHER PARTY. FOR PURPOSES OF THE LIMITATION OF LIABILITY IN THE IMMEDIATELY PRECEDING SENTENCE, (i) LEGAL FEES AND EXPENSES THAT ARE RECOVERABLE AS PROVIDED IN ARTICLE IX SHALL NOT BE CONSIDERED INDIRECT DAMAGES, (ii) INDIRECT DAMAGES PAYABLE BY AN INDEMNIFIED PARTY TO A THIRD PARTY THAT WOULD BE RECOVERABLE UNDER THE INDEMNITY PROVISIONS IN ARTICLE IX BUT FOR SUCH LIMITATION OF LIABILITY SHALL BE RECOVERABLE NOTWITHSTANDING SAID LIMITATION OF LIABILITY AND (III) [ * ] SHALL NOT BE DEEMED TO BE SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES EXCEPT IN RESPECT OF [ * ] IN ACCORDANCE WITH THE TERMS HEREOF.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their respective duly authorized representatives as of the Effective Date.

UCB PHARMA LIMITED

By:	/s/ Robert J. Trainor
Name:	Robert J. Trainor
Title:	Executive Vice President and General Counsel

By:	/s/ William J. Robinson
Name:	William J. Robinson
Title:	Executive Vice President Global Operations

JAZZ PHARMACEUTICALS, INC.

By:	/s/ Robert M. Myers
Name:	Robert M. Myers
Title:	President

By:	/s/ Matthew K. Fust
Name:	Matthew K. Fust
Title:	Chief Financial Officer

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APPENDIX A

TERRITORY

[ * ]

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APPENDIX B

TRADEMARK

Xyrem®

[ * ]

N/A = Not Available

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PATENT RIGHTS

[ * ]

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APPENDIX C

COMPONENTS OF STANDARD MANUFACTURING COST

AND

TRANSFER PRICE FOR CONTRACT YEAR 2006

Direct Manufacturing Costs	Per Unit/Orders of One Batch
API @ $[ * ]/ kg	$[ * ]
Bulk Pack and Fill	$[ * ]
Stability Testing	$[ * ]
Release Testing	$[ * ]
Set-up Fee @ $[ * ] Flat Rate	$[ * ]	Per campaign of less than [ * ] lots of bulk unlabeled/DSM

Subtotal Product	$[ * ]

Manufacturing Cost Markup @ [ * ]	$[ * ]

Transfer Price	$[ * ]

Assumptions:

1	Total Direct Manufacturing Costs above based on production of one (1) lot of approximately [ * ] bottles.

2	API is manufactured per the terms of the contract between Lonza and Jazz Pharmaceuticals.

3	Product is manufactured per the terms of the contract between DSM and Jazz Pharmaceuticals.

4	Set-up fee and [ * ] markup on the set-up fee to be deleted if [ * ] more lots of bulk unlabeled Product are run in a campaign.

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APPENDIX D

REGULATORY ASSISTANCE

1.	Marketing Authorizations and Registrations

In connection with UCB’s acquisition of the Marketing Authorizations and Registrations and in addition to Jazz Pharmaceuticals’ obligations set forth elsewhere in this Agreement, Jazz Pharmaceuticals will, [ * ] (but subject to the limitations set forth in Section 3.2), take the following actions:

[ * ]

2.	Training, Sales and Technical Literature.

In addition to the materials that Jazz Pharmaceuticals is to provide UCB pursuant to Section 6.5 of this Agreement, Jazz Pharmaceuticals shall also provide to UCB in accordance with Section 6.5, the following materials:

[ * ]

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APPENDIX E

TRADEMARK USE STANDARDS

See attached.

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The trademark use standards below are minimum requirements to ensure consistent and appropriate use of the Xyrem® trademark. The consistent application of the Xyrem® trademark standards arc essential to conveying a common image to reinforce consumer awareness and recognition of the Xyrem® trademark.

Use Requirements:

The Xyrem® trademark should always be displayed in its entirety will the word and design elements used together. To maintain a consistent presentation of the Xyrem® trademark, the word elements should never be separated from the design portion or otherwise manipulated. Such prohibited manipulation includes, but is not limited to, changes in the stylization, font, proportions, and spacing of the word elements.

In order to help preserve the visual impact of the Xyrem® trademark, a minimum amount of clear space should surround the Xyrem® trademark to separate the trademark from other elements such as headlines, text, and other imagery. In addition, the ® symbol should always be displayed with the Xyrem® trademark in its proper position following the last letter within the Xyrem® trademark in those countries in which the mark is registered. Otherwise, the TM symbol should be used.

Color Requirements:

Two color Xyrem logo: The Xyrem® trademark should be presented in Pantone Match System Blue PMS 287 and Orange PMS 144 and black.

Four color print to match Xyrem logo: The Xyrem® trademark is made up of print to match orange PMS 144, yellow PMS 123, blue PMS 287 and Black.

Black and White Xyrem logo: The Xyrem® trademark is made up of Black and White.

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Schedule 8.1(e)(ii)

Patent Rights, Trademarks and Other Intellecutal Property

Relating to the Product in the Territory

[ * ]

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Schedule 8.1(e)(iii)

Infringement or Conflict

None

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Schedule 8.1(f)(i)

Contracts

[ * ]

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Schedule 8.1(f)(ii)

Default, Breach or Violation

None

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Schedule 8.1(g)(i)

Claims

None

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Schedule 8.1(h)

Required Approvals

None

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